As filed with the Securities and Exchange Commission on November 9, 2023.
Registration No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

UNITY SOFTWARE INC.
(Exact name of registrant as specified in its charter)

Delaware	27-0334803
(State of incorporation)	(IRS Employer Identification No.)

James M. Whitehurst Interim Chief Executive Officer and President
30 3rd Street San Francisco, California 94103 (415) 539-3162 (Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)	Unity Software Inc. 30 3rd Street San Francisco, California 94103 (415) 539-3162 (Name, address, including zip code and telephone number, including area code, of agent for service)

Copies to:

David P. Slotkin Andrew P. Campbell John Hensley Morrison & Foerster LLP 2100 L Street Washington, DC 20037 (202) 887-1500	Anirma Gupta Nora Go Unity Software Inc. 30 3rd Street San Francisco, California 94103 (415) 539-3162

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non‑accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

Prospectus
$1,000,000,000

2.0% Convertible Senior Notes due 2027 and any Common Stock issuable upon conversion thereof

On November 8, 2022, we sold $1,000,000,000 in aggregate principal amount of our 2.0% Convertible Senior Notes due 2027 (each, a “Note” and, collectively, the “Notes”), consisting of (i) $940,000,000 in aggregate principal amount of the Notes sold to SLP VI Union Holdings, L.P., SLP VI Union Holdings II, L.P. and SLA Union Holdings, L.P. (collectively, the “Silver Lake Purchasers”) and (ii) $60,000,000 in aggregate principal amount of the Notes sold to Sequoia Capital Fund, L.P. (the “Sequoia Purchaser” and, together with the Silver Lake Purchasers and others identified in the section of this prospectus titled “Selling Securityholders”, the “Selling Securityholders”). The offer and sale of the Notes to the Selling Securityholders was effected in transactions exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”). This prospectus may be used from time to time by the Selling Securityholders to offer up to $1,000,000,000 in aggregate principal amount of the Notes and the shares of our common stock, par value $0.000005 per share (“Common Stock”), issuable upon conversion of the Notes, if any, in any manner described under “Plan of Distribution” in this prospectus. The Selling Securityholders may sell the Notes or any such shares of Common Stock in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at prices related to such prevailing market prices, at varying prices determined at the time of sale or at privately negotiated prices directly to purchasers or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions. If the Selling Securityholders use underwriters, broker-dealers or agents, we will name them and describe their compensation in a supplement to this prospectus as may be required. We will receive no proceeds from any sale by the Selling Securityholders of the securities offered by this prospectus, but in some cases we have agreed to pay certain registration expenses. Please read this prospectus and any applicable prospectus supplement carefully before you invest.
The Notes are not listed on any securities exchange. Our Common Stock is listed on the New York Stock Exchange (“NYSE”) and trades under the symbol “U.” On November 8, 2023, the closing sale price of our Common Stock was $26.06 per share.

Investing in our securities involves risks. You should carefully read and consider the risk factors included in this prospectus, our periodic reports filed with the Securities and Exchange Commission, in any applicable prospectus supplement relating to a specific offering of securities and in any other documents we file with the Securities and Exchange Commission. See the section “Risk Factors” below on page 9, in our other filings with the Securities and Exchange Commission and in the applicable prospectus supplement, if any.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or determined if this prospectus or any prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 9, 2023.

Neither we nor the Selling Securityholders or the underwriters, if any, have authorized anyone to provide you with any information or to make any representation other than those contained in or incorporated by reference into this prospectus, any prospectus supplement or in any free writing prospectus that we may file with the Securities and Exchange Commission (the “SEC”) in connection with this offering. We do not, and the Selling Securityholders or the underwriters, if any, do not, take any responsibility for, and can provide no assurances as to, the reliability of any information that others may provide you. We are not offering, and this prospectus and any applicable prospectus supplement or free writing prospectus do not constitute an offer, to sell any securities in any jurisdiction where such offer and sale are not permitted. The information contained in or incorporated by reference into this prospectus or any prospectus supplement, free writing prospectus or other offering material is accurate only as of the respective dates of those documents or information, regardless of the time of delivery of the documents or information or the time of any sale of the securities. Neither the delivery of this prospectus or any applicable prospectus supplement nor any distribution of securities pursuant to such documents shall, under any circumstances, create any implication that there has been no change in the information set forth in this prospectus or any applicable prospectus supplement or in our affairs since the date of this prospectus or any applicable prospectus supplement.

ABOUT THIS PROSPECTUS
This prospectus is part of an “automatic shelf” registration statement that we filed with the SEC as a “well-known seasoned issuer” as defined in Rule 405 of the Securities Act. By using a shelf registration statement, the Selling Securityholders named in this prospectus may offer and sell the securities described in this prospectus in one or more offerings or resales.
Information about the Selling Securityholders may change over time. Any changed information given to us by the Selling Securityholders will be set forth in a prospectus supplement if and when necessary. Further, in some cases, the Selling Securityholders will also be required to provide a prospectus supplement containing specific information about the terms on which each is offering and selling Notes or shares of Common Stock. If a prospectus supplement is provided and the description of the offering in the prospectus supplement varies from the information in this prospectus, you should rely on the information in the prospectus supplement. You should read this prospectus and any prospectus supplement for a specific offering of securities, together with additional information described in the sections entitled “Where You Can Find More Information” and “Incorporation by Reference” below, before making an investment decision. You should rely only on the information contained in or incorporated by reference into this prospectus, any accompanying prospectus supplement or any free writing prospectus prepared by or on behalf of us to which we have referred you. If there is any inconsistency between this prospectus and the information contained in a prospectus supplement or any free writing prospectus, you should rely on the information in the prospectus supplement or such free writing prospectus prepared by or on behalf of us to which we have referred you.
Unless the context otherwise requires, the terms “Unity,” “Company,” “our,” “us,” and “we” in this prospectus refer to Unity Software Inc. and where appropriate our consolidated subsidiaries.
The Unity design logos, “Unity” and our other registered or common law trademarks, service marks, or trade names appearing in this prospectus are the property of Unity Software Inc. or its affiliates. Other trade names, trademarks, and service marks used in this prospectus are the property of their respective owners.

WHERE YOU CAN FIND MORE INFORMATION
This prospectus and any prospectus supplement are part of the registration statement on Form S-3 we filed with the SEC under the Securities Act and do not contain all the information set forth or incorporated by reference in the registration statement. Whenever a reference is made in this prospectus or any prospectus supplement to any of our contracts, agreements or other documents, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated by reference into this prospectus or prospectus supplement for a copy of such contract, agreement or other document. Because we are subject to the information and reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, including any amendments to those reports, and other information that we file with or furnish to the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act can also be accessed free of charge on the Investor section of our website, which is located at investors.unity.com. These filings will be available as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Our website address is https://unity.com. Information contained on or accessible through our website is not a part of this prospectus and is not incorporated by reference herein, and the inclusion of our website address in this prospectus is an inactive textual reference only.

INCORPORATION BY REFERENCE
The SEC allows us to “incorporate by reference” into this prospectus the information we file with them, which means that we can disclose important information to you by referring to those documents. The information that we incorporate by reference is considered to be part of this prospectus. Information that we file later with the SEC will automatically update and supersede this information. This means that you must look at all of the SEC filings that we incorporate by reference (including any future filings) to determine if any of the statements in this prospectus or in any documents previously incorporated by reference have been modified or superseded. Any statement contained or incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or therein, or in any subsequently filed document which also is incorporated by reference herein or therein, modifies or supersedes such earlier statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. We incorporate by reference into this prospectus the following documents:
•our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the SEC on February 27, 2023;
•our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2023, June 30, 2023, and September 30, 2023 filed on May 10, 2023, August 2, 2023 and November 9, 2023, respectively;
•our Current Reports on Form 8-K filed on May 3, 2023, June 8, 2023, June 12, 2023, September 8, 2023 and October 10, 2023 (only with respect to Item 5.02);
•the information specifically incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 from our Definitive Proxy Statement on Schedule 14A, filed on April 18, 2023;
•the description of our Common Stock included in the Registration Statement on Form 8-A filed with the SEC on September 9, 2020, including any amendments or reports filed for the purpose of updating such description; and
•all documents filed by us under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus.
Notwithstanding the statements in the preceding paragraphs, no document, report or exhibit (or portion of any of the foregoing) or any other information that we have “furnished” to the SEC pursuant to the Exchange Act shall be incorporated by reference into this prospectus.
You may request a copy of these filings and any exhibit incorporated by reference in these filings at no cost, by writing or telephoning us at the following address or number:
Unity Software Inc.
30 3rd Street
San Francisco, California 94103
(415) 539-3162

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This prospectus, and the documents incorporated in this prospectus by reference, contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. These statements are based on our management’s current beliefs, expectations and assumptions about future events, conditions and results and on information currently available to us. Discussions containing these forward-looking statements may be found, among other places, in the sections titled “Risk Factors” and “Plan of Distribution” in this prospectus and in the sections titled “Business,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” incorporated by reference from our most recent Annual Report on Form 10-K and our most recent Quarterly Report on Form 10-Q, as well as any amendments thereto, filed with the SEC.
In some cases, you can identify forward-looking statements by terminology such as “aim,” “anticipate,” “assume,” “believe,” “contemplate,” “continue,” “could,” “design,” “due,” “estimate,” “expect,” “goal,” “intend,” “may,” “objective,” “plan,” “predict,” “project,” “positioned,” “potential,” “seek,” “should,” “target,” “will,” “would” or the negative or plural of those terms, and similar expressions intended to identify statements about the future, although not all forward-looking statements contain these words. These forward-looking statements involve known and unknown risks, uncertainties and other factors that are difficult to predict that may cause our actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements, including the following:
•We have a history of losses and may not achieve or sustain profitability on a GAAP basis in the future;
•We have a limited history operating our business at its current scale, including with ironSource Ltd., and as a result, our past results may not be indicative of future operating performance;
•If we are unable to retain our existing customers and expand their use of our platform, or attract new customers, our growth and operating results could be adversely affected, and we may be required to reconsider our growth strategy.
•The markets in which we participate are competitive, and if we do not compete effectively, our business, financial condition, and results of operations could be harmed. For example, in the third quarter of 2023 we announced changes to our pricing model for our Create Solutions, to become effective beginning in 2024. We experienced a high volume of negative customer feedback including a boycott and a slowdown of signing new contracts and renewals as a result of these changes. If we fail to recover or reengage our customers or fail to attract new customers as a result of this announcement, our business could be harmed;
•Operating system platform providers or application stores may change terms of service, policies or technical requirements applicable to us or our customers, which could adversely impact our business;
•If we are unable to further expand into new industries, or if our solutions for any new industry fail to achieve market acceptance, our growth and operating results could be adversely affected, and we may be required to reconsider our growth strategy;
•Our business relies in part on strategic relationships. If we are unable to maintain favorable terms and conditions and business relations with respect to our strategic relationships, our business could be harmed;
•Our core value of putting our users first may cause us to forgo short-term gains and may not lead to the long-term benefits we expect;

•If we do not make our platform, including new versions or technology advancements, easier to use or properly train customers on how to use our platform, our ability to broaden the appeal of our platform and solutions and to increase our revenue could suffer;
•Interruptions, performance problems, or defects associated with our platform may adversely affect our business, financial condition, and results of operations.
•We are increasingly building artificial intelligence (“AI”) into certain of our offerings, and issues raised by the use of AI in our offerings may adversely affect our business, reputation, or financial results;
•Recent negative macroeconomic factors, such as high and persistent inflation, rising interest rates, and limited credit availability has and could further cause economic uncertainty and volatility, which may adversely affect our business. Further, continued softness of the advertising market and increased restrictions on the gaming industry in China have impacted our growth rates and may continue to do so;
•Ongoing geopolitical instability and militarization, particularly in Israel, where a significant portion of our Grow Solutions operations is located, may adversely affect our business; and
•The loss of one or more members of our senior management or key employees could harm our business, and we may not be able to find adequate replacements. For example, our board of directors is currently engaged in a search process for a permanent Chief Executive Officer and any inability to successfully transition the Chief Executive Officer role and/or attract a permanent successor for such role could adversely impact our business.
You should refer to the “Risk Factors” section of this prospectus, applicable prospectus supplements, any related free writing prospectus that we may authorize to be provided to you, our most recent Annual Report on Form 10-K, and our most recent Quarterly Report on Form 10-Q, as updated by our subsequent filings, for a discussion of other important factors that may cause our actual results to differ materially from those expressed or implied by our forward-looking statements. As a result of these factors, we cannot assure you that the forward-looking statements in this prospectus will prove to be accurate. In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus, and although we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted a thorough inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain, and investors are cautioned not to unduly rely upon these statements. Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame, or at all. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

PROSPECTUS SUMMARY
This summary highlights information contained elsewhere in this prospectus and the documents incorporated by reference. This summary does not contain all of the information that you should consider before deciding to invest in our Notes or Common Stock. You should read this entire prospectus carefully, including the “Risk Factors” beginning on page 9 of this prospectus and our consolidated financial statements and the related notes and other documents incorporated by reference, before you decide to invest in our Notes or Common Stock.
Unity Software Inc.
Unity is the world’s leading platform for creating and operating interactive, real-time 3D content. Our platform provides a comprehensive set of software solutions to create, run, and monetize interactive, real-time 2D and 3D content for mobile phones, tablets, PCs, consoles, and augmented and virtual reality devices.
Our platform consists of two distinct, but connected and synergistic, sets of solutions: Create Solutions and Grow Solutions.
We were founded as Over the Edge Entertainment in Denmark in 2004. We reorganized as a Delaware corporation in May 2009 as Unity Software Inc. Our principal executive offices are located at 30 3rd St, San Francisco, California 94103. Our telephone number is (415) 539-3162. Our website address is https://www.unity.com. Information contained on, or that can be accessed through, our website is not incorporated by reference into this prospectus, and you should not consider information on our website to be part of this prospectus.
The Transaction
On July 13, 2022, we entered into an investment agreement (the “Investment Agreement”) with Silver Lake Alpine II, L.P. and Silver Lake Partners VI, L.P. (together, the “Initial SL Signatories”), and Sequoia Capital Fund, L.P. (the “Sequoia Purchaser” and, together with the Initial SL Signatories, the “Initial Signatories”), relating to the issuance and sale to the Initial Signatories of $1,000,000,000 in aggregate principal amount of the Notes. On November 8, 2022, SLP VI Union Holdings, L.P., SLP VI Union Holdings II, L.P. and SLA Union Holdings, L.P. (the “Silver Lake Purchasers”) each executed a joinder to the Investment Agreement (the “Joinder”) to assume the obligations of the Initial SL Signatories to purchase $940 million of the Notes, and each Silver Lake Purchaser agreed to become “Silver Lake Purchasers” under the Investment Agreement, and to be fully bound by, and subject to, all covenants, terms, conditions, obligations and provisions of the Investment Agreement applicable to the “Silver Lake Purchasers,” as set forth in the Joinder. The Silver Lake Purchasers, together with the Sequoia Purchaser, are the “Investors.” The closing under the Investment Agreement occurred and all of the Notes were issued to the Investors, with $940 million of the Notes issued to the Silver Lake Purchasers and $60 million of the Notes issued to the Sequoia Purchaser, on November 8, 2022. In connection with the issuance of the Notes, on November 8, 2022, we entered into an Indenture, dated as of November 8, 2022 (the “Indenture”), with U.S. Bank Trust Company, National Association, as trustee.
Common Stock
The holders of Common Stock are entitled to one vote per share on all matters to be voted on by the stockholders. Subject to the preferences that may be applicable to any outstanding shares of preferred stock, the holders of Common Stock are entitled to receive ratably any dividends our board of directors declares out of funds legally available for the payment of dividends. If we are liquidated, dissolved or wound up, the holders of Common Stock are entitled to share pro rata all assets remaining after payment of liabilities and liquidation preferences of any outstanding shares of preferred stock. Holders of Common Stock have no preemptive rights or rights to convert their Common Stock into any other securities. There are no redemption or sinking fund provisions applicable to the Common Stock. In this prospectus, we have summarized certain general features of the Common Stock under the heading “Description of Capital Stock—Common Stock.”

The Notes

Issuer	Unity Software Inc., a Delaware corporation.

The Notes	$1,000,000,000 principal amount of our 2.0% Convertible Senior Notes due 2027.

Maturity Date	November 15, 2027, unless earlier converted by the holder or repurchased by us.

Interest and Interest Payment Dates	2.0% per year, accruing from November 8, 2022 and payable semi-annually in arrears on May 15 and November 15 of each year, beginning on May 15, 2023.

Regular Record Dates	May 1 and November 1 of each year, preceding the relevant interest payment date.

Conversion Rights
Holders may convert all or a portion of their Notes at any time prior to the close of business on the scheduled trading day immediately preceding the Maturity Date based on the applicable conversion rate. The Notes are convertible based on an initial conversion rate of 20.4526 shares of Common Stock per $1,000 principal amount of Notes (which is equal to an initial conversion price of approximately $48.89 per share). This conversion rate is subject to adjustment, however, as described in this prospectus under “Description of Notes—Conversion Rights—Adjustment to Conversion Rate.”

Upon conversion of any Note, under the terms of the Notes and the Indenture, we will pay or deliver, as the case may be, to the converting holder, in respect of each $1,000 principal amount of Notes being converted, (i) cash, (ii) shares of Common Stock, together with cash, if applicable, in lieu of delivering any fractional share of Common Stock or (iii) a combination of cash and shares of Common Stock, together with cash, if applicable, in lieu of delivering any fractional share of Common Stock, at our election. See “Description of Notes—Conversion Rights.” Holders who convert their Notes in connection with a make-whole fundamental change, as defined herein, may be entitled to a make-whole premium in the form of an increase in the conversion rate. See “Description of Notes—Adjustment to the Conversion Rate Upon the Occurrence of a Make-Whole Fundamental Change.”

Fundamental Change
If we undergo a fundamental change, as defined in the Indenture, subject to certain conditions, a holder will have the right, at its option, to require us to repurchase for cash any or all of its Notes. The fundamental change repurchase price will equal 100% of the principal amount of the Notes to be repurchased, plus accrued and unpaid interest, if any, to, but excluding, the fundamental change repurchase date. See “Description of Notes—Holders May Require Us to Repurchase Their Notes Upon a Fundamental Change.”

Ranking
The Notes are our senior unsecured obligations and rank:
• senior in right of payment to any of our existing and future indebtedness or other obligations that are expressly subordinated in right of payment to the Notes;
• equal in right of payment to any of our existing and future indebtedness or other obligations that are not so subordinated;
• effectively junior in right of payment to any of our future secured indebtedness to the extent of the value of the assets securing such indebtedness; and
• structurally junior to all existing and future indebtedness and other liabilities (including trade payables) of our subsidiaries.
As of September 30, 2023, we had approximately $2.7 billion of senior unsecured indebtedness outstanding and no secured indebtedness outstanding. As of September 30, 2023, our subsidiaries had no indebtedness or other liabilities (including trade payables).

Use of Proceeds
The Selling Securityholders will receive all of the proceeds from the sale under this prospectus of the Notes and the shares of Common Stock issuable upon conversion of the Notes, if any. We will not receive any proceeds from these sales.

Registration Rights
We prepared this prospectus in connection with our obligations under the Investment Agreement, which provides the Selling Securityholders with certain registration rights with respect to the resale of the Notes and the shares of Common Stock issuable upon conversion of the Notes, if any. Pursuant to the Investment Agreement, we will use our commercially reasonable efforts to keep the shelf registration statement of which this prospectus is a part continuously effective until the earlier of (i) the date on which all Registrable Securities (as defined in the Investment Agreement) have been sold in accordance with the “Plan of Distribution” disclosed in this prospectus or (ii) there otherwise cease to be any Registrable Securities.

Listing	The Notes are not listed on any securities exchange. Our Common Stock is listed on the NYSE under the symbol “U.”

Risk Factors
See “Risk Factors” and other information included or incorporated by reference in this prospectus for a discussion of the factors you should carefully consider before deciding to invest in the Notes or the Common Stock.

RISK FACTORS
Investing in the Notes or Common Stock involves risks. You should carefully consider the risk factors described below as well as those described in the “Risk Factors” section in our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q and our other reports filed from time to time with the SEC, which are incorporated by reference into this prospectus, as the same may be amended, supplemented or superseded from time to time by our filings under the Exchange Act, as well as any prospectus supplement relating to a specific offering or resale. Before making any investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus or in any applicable prospectus supplement or free writing prospectus. For more information, see the sections entitled “Where You Can Find More Information” and “Incorporation by Reference” above. These risks could materially affect our business, results of operations or financial condition and affect the value of the Notes or Common Stock. You could lose all or part of your investment. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business, results of operations or financial condition.
Risks Relating to the Notes and Common Stock
We may issue additional shares of Common Stock (including upon conversion of the Notes) or instruments convertible into shares of Common Stock, which may materially and adversely affect the market price of our shares of Common Stock and the trading price (if any) of the Notes and result in dilution to our existing stockholders.
We may conduct future offerings of our shares of Common Stock, preferred stock or other securities convertible into our shares of Common Stock to fund acquisitions, finance operations or for other purposes. In addition, we may also issue shares of our Common Stock under our employee equity plans. The Notes do not contain restrictive covenants that would prevent us from offering our shares of Common Stock or other securities convertible into our shares of Common Stock in the future. The market price of our shares of Common Stock or the trading price (if any) of the Notes could decrease significantly if we conduct such future offerings, if any of our existing stockholders sells a substantial amount of our shares of Common Stock or if the market perceives that such offerings or sales may occur. Any downward pressure on the price of our common stock caused by the sale, or potential sale, of shares issuable upon conversion of the Notes could also encourage short sales by third parties, creating additional downward pressure on our share price. Moreover, any additional issuance of our shares of Common Stock, including if shares of our common stock are issued to the holders of the Notes upon conversion, will dilute the ownership interest of our existing stockholders, and may adversely affect the ability of holders of the Notes to participate in any appreciation of our shares of Common Stock.
The Notes are effectively subordinated to any secured indebtedness we may incur and are structurally subordinated to all of the obligations of our subsidiaries, including trade payables, which may limit our ability to satisfy our obligations under the Notes.
The Notes are our senior unsecured obligations and rank:
•senior in right of payment to any of our existing and future indebtedness or other obligations that are expressly subordinated in right of payment to the Notes;
•equal in right of payment to any of our existing and future indebtedness or other obligations that are not so subordinated;
•effectively junior in right of payment to any of our future secured indebtedness to the extent of the value of the assets securing such indebtedness; and
•structurally junior to all existing and future indebtedness and other liabilities (including trade payables) of our subsidiaries.

As of September 30, 2023 we had approximately $2.7 billion of senior unsecured indebtedness outstanding and no secured indebtedness outstanding. As of September 30, 2023, our subsidiaries had no indebtedness or other liabilities (including trade payables).
Our subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to pay any amounts due on the Notes or to make any funds available for payment on the Notes, whether by dividends, loans or other payments. In addition, the payment of dividends and the making of loans and advances to us by our subsidiaries may be subject to statutory, contractual or other restrictions, may depend on their earnings or financial condition and are subject to various business considerations. As a result, we may be unable to gain access to the cash flow or assets of our subsidiaries.
Regulatory actions may adversely affect the trading price (if any) and liquidity of the Notes.
Investors in, and potential purchasers of, the Notes who employ, or seek to employ, a convertible arbitrage strategy with respect to the Notes may be adversely impacted by regulatory developments that may limit or restrict such a strategy. The SEC and other regulatory and self-regulatory authorities have implemented various rules and may adopt additional rules in the future that restrict and otherwise regulate short selling and over-the-counter swaps and security-based swaps, which restrictions and regulations may adversely affect the ability of investors in, or potential purchasers of, the Notes to conduct a convertible arbitrage strategy with respect to the Notes. This could, in turn, adversely affect the trading price (if any) and liquidity of the Notes.
A holder of Notes will not be entitled to any rights with respect to our shares of Common Stock, but may be subject to any changes made with respect to our shares of Common Stock.
A holder of Notes will generally not be entitled to any rights with respect to our shares of Common Stock (including, without limitation, voting rights and rights to receive any dividends or other distributions on shares of Common Stock, except as expressly set forth in Section 13.04(f) of the Indenture), but will be subject to all changes affecting our shares of Common Stock to the extent (i) the trading price (if any) of the Notes depends on the market price of our shares of Common Stock, (ii) such holder receives shares of Common Stock upon conversion of such holder’s Notes and/or (iii) such changes result in adjustment to the then applicable conversion rate. For example, if an amendment is proposed to our certificate of incorporation which requires stockholder approval, a holder of Notes will not be entitled to vote on the amendment, although such holder will nevertheless be subject to any changes in the powers, preferences or special rights of the Common Stock implemented by that amendment.
Upon conversion of the Notes, you may receive less valuable consideration than expected because the value of our shares of Common Stock may decline after you exercise your conversion right but before we settle our conversion obligation.
Under the Notes, a converting holder will be exposed to fluctuations in the value of our shares of Common Stock during the period from the date such holder surrenders Notes for conversion until the date we settle our conversion obligation. Under the terms of the Notes and the Indenture governing the Notes, we may settle conversions of the Notes in cash, shares of Common Stock (and cash in lieu of any fractional shares) or any combination thereof, at our election. If we settle conversions of Notes through payment or delivery, as the case may be, of shares, cash or a combination of cash and shares of Common Stock, the amount of consideration that you will receive upon conversion of your Notes will be determined by reference to:
•in the case of shares, the conversion rate in effect on the conversion date;
•in the case of cash, the sum of the daily conversion values for each of the 30 consecutive trading days during the related observation period; and
•in the case of case of a combination of cash and shares of Common Stock, the sum of the daily settlement amounts for each of the 30 consecutive trading days during the related observation period.

As described under “Description of Notes—Conversion Rights—Settlement Upon Conversion,” the observation period with respect to any Note surrendered for conversion is: (i) if the relevant conversion date occurs prior to August 15, 2027, the 30 consecutive trading day period beginning on, and including, the second trading day immediately succeeding such conversion date; and (ii) if the relevant conversion date occurs on or after August 15, 2027, the 30 consecutive trading days beginning on, and including, the 31st scheduled trading day immediately preceding the maturity date. See “Description of Notes—Conversion Rights—Conversion Procedures” and “Description of Notes—Conversion Rights—Settlement Upon Conversion” for a description of the observation period applicable to Investor Notes (as defined therein).
If the price of our shares of Common Stock decreases during the period from the date such holder surrenders Notes for conversion until the date we settle our conversion obligation, the amount and/or value of consideration you receive will be adversely affected.
Our stock price has been and may continue to be volatile, and the value of our Common Stock may decline.
The market price of our Common Stock has been and may continue to be highly volatile and may fluctuate or decline substantially as a result of a variety of factors, including those discussed in the risk factors in this section, as well as variance in our financial performance from expectations of securities analysts, sales of shares of our Common Stock by us or our stockholders, sales of securities convertible into shares of our capital stock by us, the trading volume of our Common Stock, general economic and market conditions, and others not currently known to us or that we do not believe are material. Technology stocks have historically experienced high levels of volatility. In the past, companies who have experienced volatility in the market price of their securities have been subject to securities class action litigation. We have been, are, and may continue to be the target of this type of litigation in the future, which could result in substantial expenses and divert our management’s attention.
Volatility in the market price and trading volume of our Common Stock could adversely impact the trading price (if any) of the Notes.
A decrease in the market price of our Common Stock would likely adversely impact the trading price (if any) of the Notes. The market price of our Common Stock could also be affected by possible sales of our Common Stock by investors who view the Notes as a more attractive means of equity participation in us and by hedging or arbitrage trading activity that we expect to develop involving our Common Stock. This trading activity could, in turn, affect the trading price (if any) of the Notes.
Economic volatility affects our operations and our debt.
An economic downturn or contraction may negatively affect demand for our products and services, which would negatively affect our financial results of operations and cash flows necessary to service our debt. Servicing our debt requires a significant amount of cash, and we may not have sufficient cash flow from our business to pay our substantial debt. Our ability to make scheduled payments of the principal of, to pay interest on or to refinance our Notes depends on our future performance, which is subject to economic, financial, competitive and other factors beyond our control. If the assumptions underlying our cash flow guidance are incorrect, our business may not continue to generate cash flow from operations in the future sufficient to service our debt. If we are unable to generate such cash flow, we may be required to adopt one or more alternatives, such as selling assets, restructuring debt or issuing additional equity, equity-linked or debt instruments on terms that may be onerous or highly dilutive. Our ability to refinance our indebtedness will depend on the capital markets and our financial condition at such time. If we are unable to engage in any of these activities or engage in these activities on desirable terms, we may be unable to meet the obligations of our Notes, which would materially and adversely impact our business, financial condition and operating results.

The Notes and the Indenture that governs the Notes contain limited protections against certain types of important corporate events and may not protect your investment upon the occurrence of such corporate events and do not protect your investment upon the occurrence of other corporate events.
The Indenture for the Notes does not:
•require us to maintain any financial ratios or specific levels of net worth, revenues, income, cash flows or liquidity;
•protect holders of the Notes in the event that we experience significant adverse changes in our financial condition or results of operations;
•limit the amount of additional indebtedness that we can create, incur, assume or guarantee, nor does the Indenture limit the amount of indebtedness or other liabilities that our subsidiaries can create, incur, assume or guarantee;
•limit our ability to incur indebtedness with a maturity date earlier than the maturity date of the Notes;
•restrict our subsidiaries’ ability to issue equity securities to third parties that would rank senior to the equity securities of our subsidiaries held by us, which would entitle those third parties to receive any assets of those subsidiaries prior to any distribution to us in the event of a liquidation or dissolution of those subsidiaries;
•restrict our ability to purchase or prepay our securities other than the Notes; or
•restrict our ability to make investments or to purchase or pay dividends or make other payments in respect of our shares of Common Stock or other securities ranking junior to the Notes.
Furthermore, the Indenture for the Notes contains only limited protections in the event of a change in control.
We will not be obligated to purchase the Notes upon the occurrence of all significant transactions that are likely to affect the market price of our shares of Common Stock and/or the trading price (if any) of the Notes.
Upon the occurrence of a fundamental change, you have the right to require us to purchase your Notes. However, the fundamental change provisions do not afford protection to holders of Notes in the event of certain transactions that could adversely affect the Notes. For example, transactions such as leveraged recapitalizations, refinancings, restructurings or acquisitions initiated by us could substantially affect our capital structure and the value of the Notes and our shares of Common Stock, but may not constitute a fundamental change requiring us to purchase the Notes. In the event of any such transaction, holders of the Notes would not have the right to require us to purchase their Notes, even though each of these transactions could increase the amount of our indebtedness, or otherwise adversely affect our capital structure, the value of the Notes and our shares of Common Stock or any credit ratings, thereby adversely affecting holders of the Notes.
The conversion rate of the Notes may not be adjusted for all dilutive events.

The conversion rate of the Notes is subject to adjustment upon the occurrence of specified events, including, but not limited to, the issuance of stock dividends on our shares of Common Stock, the issuance of certain rights or warrants to holders of our shares of Common Stock, subdivisions or combinations of our shares of Common Stock, distributions of capital stock, indebtedness or assets to holders of our Common Stock, certain cash dividends and certain issuer tender or exchange offers, as described under “Description of Notes—Conversion Rights—Adjustments to the Conversion Rate.” However, the conversion rate will not be adjusted for other events, such as third party tender offers or exchange offers or the issuance of shares of Common Stock, or securities convertible into shares of Common Stock, in underwritten or private offerings, that may adversely affect the market price of our shares of Common Stock and the trading price (if any) of the Notes. An event that adversely affects the trading price (if any) of the Notes may occur, and that event may not result in an adjustment to such conversion rate.
The trading price (if any) of the Notes may be adversely affected by whether an active trading market develops for the Notes and other factors.
There is currently no active trading market for the Notes and we do not intend to apply for listing of the Notes on any securities exchange or for inclusion in any automated dealer quotation system. A market may not develop for the Notes or, if developed, may not continue. There can be no assurance as to the liquidity of any market that may develop for the Notes. If a market develops, the Notes could trade at prices that may be lower than the price at which you purchased the Notes. The liquidity of the trading market in the Notes, and the market price quoted for the Notes, may be adversely affected by changes in the overall market for this type of security, by changes in the market price of our shares of Common Stock, which may be volatile, and by changes in our financial performance or prospects or in the prospects for companies in our industry generally. If an active, liquid market does not develop for the Notes, the trading price (if any) and liquidity of the Notes may be adversely affected.
We may not have adequate cash available to settle the principal amount of the Notes in cash in the event of conversion or to repurchase the Notes upon the occurrence of a fundamental change.
Under the terms of the Notes and the Indenture governing the Notes, we may settle conversions of the Notes in cash, shares of Common Stock (and cash in lieu of any fractional shares) or any combination thereof, at our election.
If we do not have adequate cash available, either from cash on hand, funds generated from operations or existing financing arrangements, or we cannot obtain additional financing arrangements, we may not be able to settle the principal amount of the Notes in cash. Following any conclusion that we no longer have the ability to settle the principal amount of the Notes in cash, we will be required on a going forward basis to change our accounting policy for earnings per share to include the principal amount of the Notes using the if-converted method.
Our ability to repurchase the Notes in cash upon the occurrence of a fundamental change or make any other required payments may be limited by law or the terms of other agreements relating to our indebtedness outstanding at the time. Our failure to repurchase the Notes when required would result in an event of default with respect to the Notes and may constitute an event of default or prepayment under, or result in the acceleration of the maturity of our then-existing indebtedness. If the repayment of the other indebtedness were to be accelerated, we may not have sufficient funds to repay that indebtedness and to purchase the Notes or to pay the amount of cash (if any) due upon conversion. Our inability to pay for your Notes that are surrendered for purchase or upon conversion could result in your receiving substantially less than the principal amount of the Notes.

The adjustment to the conversion rate for Notes converted in connection with a make-whole fundamental change may not adequately compensate holders for any lost value of their Notes as a result of such make-whole fundamental change.
If a make-whole fundamental change occurs, under certain circumstances, we will increase the conversion rate for the Notes by a number of additional shares of Common Stock for Notes converted in connection with such make-whole fundamental change. The increase in the conversion rate will be determined by reference to the make-whole table as described below under “Description of Notes—Conversion Rights—Adjustment to the Conversion Rate Upon the Occurrence of a Make-Whole Fundamental Change” based on the date on which the make-whole fundamental change becomes effective and the price paid (or deemed paid) per share of our shares of Common Stock in such transaction, if in cash, or the average of the closing sale prices per share of Common Stock for the five consecutive trading days immediately preceding, but excluding, the effective date.
The adjustment to the conversion rate, if any, for Notes converted in connection with a make-whole fundamental change may not adequately compensate a holder for lost value of its Notes as a result of such transaction. In addition, if the applicable price in the transaction is greater than $500.00 per share or less than $40.74 per share (in each case, subject to adjustment), no increase will be made to the conversion rate. Moreover, in no event will the conversion rate as a result of such increase exceed 24.5431 shares per $1,000 principal amount of Notes, subject to adjustment at the same time and in the same manner as the conversion rate as described under “Description of Notes—Conversion Rights—Adjustments to the Conversion Rate.” The obligation to increase the conversion rate upon the occurrence of a make-whole fundamental change could be considered a penalty, in which case the enforceability thereof would be subject to general principles of reasonableness and equitable remedies.
The fundamental change and make-whole fundamental change provisions may delay or prevent an otherwise beneficial takeover attempt of us.
The fundamental change repurchase rights, which allow holders to require us to repurchase all or a portion of their Notes upon the occurrence of a fundamental change, as defined in “Description of Notes—Holders May Require Us to Repurchase Their Notes Upon a Fundamental Change,” and the provisions requiring an increase to the conversion rate for conversions in connection with a make-whole fundamental change may delay or prevent a takeover of us and the removal of incumbent management that might otherwise be beneficial to investors.
Conversion of the Notes may dilute the ownership interest of existing stockholders, including holders who had previously converted their Notes, or may otherwise depress the price of our shares of Common Stock.
Under the terms of the Notes and the Indenture governing the Notes, we may settle conversions of the Notes in cash, shares of Common Stock (and cash in lieu of any fractional shares) or any combination thereof, at our election. The conversion of some or all of the Notes will dilute the ownership interests of existing stockholders to the extent we do not cash settle any amount associated therewith, and deliver shares upon conversion of any of the Notes. Any sales in the public market of such shares of Common Stock issuable upon such conversion could adversely affect prevailing market prices of our shares of Common Stock. In addition, the existence of the Notes may encourage short selling by market participants because such conversion could be used to satisfy short positions, or anticipated conversion of the Notes into shares of Common Stock could depress the price of our shares of Common Stock.
The Notes may receive a lower rating than anticipated or one or more rating agencies may reduce its rating of the Notes.
We have not, and do not intend to seek a rating for the Notes. Rating agencies, however, may rate the Notes in the future. Such rating agencies may assign the Notes a rating lower than the rating expected by investors, reduce its rating of the Notes or announce its intention to put us on credit watch, which may cause the market price of our shares of Common Stock and the trading price (if any) of the Notes to decline.

You may be subject to tax if we make or fail to make certain adjustments to the conversion rate of the Notes even though you do not receive a corresponding cash distribution.
The conversion rate of the Notes is subject to adjustment in certain circumstances, including the payment of certain cash dividends in excess of the dividend threshold, as described under “Description of Notes—Conversion Rights—Adjustments to the Conversion Rate.” If the conversion rate is adjusted as a result of a distribution that is taxable to our stockholders, such as certain cash dividends, you may be deemed to have received a dividend subject to U.S. federal income tax without the receipt of any cash. In addition, a failure to adjust (or to adjust adequately) the conversion rate after an event that increases your proportionate interest in us could be treated as a deemed taxable dividend to you. If a make-whole fundamental change occurs prior to maturity, under some circumstances, we will increase the conversion rate for Notes converted in connection with the make-whole fundamental change. That increase may also be treated as a distribution subject to U.S. federal income tax as a dividend. See “Certain U.S. Federal Income Tax Considerations—U.S. Holders—Constructive Distributions.”
If you are a non-U.S. holder (as defined under “Certain U.S. Federal Income Tax Considerations”), any deemed dividend would generally be subject to U.S. federal withholding tax at a 30% rate (or such lower rate as may be specified by an applicable income tax treaty). The amount of any such withholding tax may be set off against any subsequent payment or distribution otherwise payable on the Notes (or the issuance of shares of Common Stock upon a conversion of the Notes). See “Certain U.S. Federal Income Tax Considerations—Non-U.S. Holders—Distributions on Common Stock.”
Shares of our Common Stock are equity interests and therefore subordinate to our indebtedness and preferred stock.
Shares of our Common Stock are equity interests in the Company and do not constitute indebtedness. As such, shares of our Common Stock rank junior to all indebtedness and other non-equity claims on the Company with respect to assets available to satisfy claims on the Company, including in a liquidation of the Company. Additionally, holders of our Common Stock are subject to the prior dividend and liquidation rights of any holders of preferred stock we may issue in the future.

USE OF PROCEEDS
The Selling Securityholders will receive all of the proceeds from the sale under this prospectus and any accompanying prospectus supplement of the Notes or the Common Stock issuable upon conversion of the Notes, if any. We will not receive any proceeds from these sales.

DESCRIPTION OF NOTES
The Notes were issued under an indenture (the “Indenture”) dated as of November 8, 2022, between us and U.S. Bank Trust Company, National Association, as trustee (the “trustee”). A copy of the Indenture is filed as an exhibit to the registration statement of which this prospectus forms a part. The following summary of the terms of the Notes and the Indenture does not purport to be complete and is subject, and qualified in its entirety by reference, to the detailed provisions of the Notes and the Indenture. Those documents, and not this description, define a holder’s legal rights as a holder of the Notes. The terms of the Notes include those expressly set forth in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the “TIA”). For purposes of this summary, the terms “Unity,” “we,” “us” and “our” refer only to Unity Software Inc. and not to any of its subsidiaries, unless we specify otherwise. Unless the context requires otherwise, the term “interest” includes defaulted interest, if any, payable pursuant to the Indenture and “additional interest” payable pursuant to the provisions described under “—Events of Default.”
General
We issued $1,000,000,000 aggregate principal amount of the Notes. The Notes bear interest at a rate of 2.0% per annum, payable semi-annually in arrears on May 15 and November 15 of each year, beginning on May 15, 2023, to holders of record at the close of business on the May 1 and November 1 immediately preceding the May 15 and November 15 interest payment dates, respectively, except as described below.
The Notes:
•were issued in minimum denominations of $1,000 principal amount and integral multiples thereof;
•are our senior unsecured obligations;
•are convertible at any time prior to the close of business on the scheduled trading day immediately preceding the maturity date into shares of Common Stock at a conversion rate, based on an initial conversion rate of 20.4526 shares of Common Stock per $1,000 principal amount of Notes (which is equal to an initial conversion price of approximately $48.89 per share), subject to adjustment as described in this prospectus under “—Conversion Rights—Adjustment to Conversion Rate”;
•are subject to repurchase by us at the option of the holder upon a fundamental change, as described under “—Holders May Require Us to Repurchase Their Notes Upon a Fundamental Change,” at a repurchase price in cash equal to 100% of the principal amount of the Notes to be repurchased, plus accrued and unpaid interest to, but excluding, the fundamental change repurchase date;
•bear additional interest under the circumstances described under “—Events of Default;” and
•mature on November 15, 2027.
The Notes were issued as global securities as described below under “—Form, Denomination and Registration of Notes.” We will make payments in respect of the Notes by wire transfer of immediately available funds to The Depository Trust Company (“DTC”) or its nominee as registered owner of the global securities.

A holder may convert Notes at the office of the conversion agent, present Notes for registration of transfer or exchange at the office of the registrar for the Notes and present Notes for payment at maturity at the office of the paying agent. We have appointed the trustee as the initial conversion agent, registrar and paying agent for the Notes. We will not provide a sinking fund for the Notes. The Indenture does not contain any financial covenants and does not limit our ability to incur additional indebtedness, pay dividends or repurchase our securities. In addition, the Indenture does not provide any protection to holders of Notes in the event of a highly leveraged transaction or a change in control, except as, and only to the limited extent, described under “—Conversion Rights—Adjustment to the Conversion Rate Upon the Occurrence of a Make-Whole Fundamental Change,” “—Holders May Require Us to Repurchase Their Notes Upon a Fundamental Change” and “—Consolidation, Merger, Sale, Conveyance and Lease.” If any payment date with respect to the Notes falls on a day that is not a business day, we will make the payment on the next succeeding business day. The payment made on the next succeeding business day will be treated as though it had been made on the original payment date, and no interest will accrue on the payment for the additional period of time. The registered holder of a Note (including DTC or its nominee in the case of Notes issued as global securities) will be treated as its owner for all purposes. Only registered holders will have the rights under the Indenture.
Additional Notes
Unless holders of 100% in aggregate principal amount of the outstanding Notes consent, we may not issue additional Notes under the Indenture (except as expressly contemplated in the Indenture). We may, to the extent permitted by law, and directly or indirectly (regardless of whether such Notes are surrendered to us), repurchase Notes in the open market or otherwise, whether by us or our subsidiaries or through a private or public tender or exchange offer or through counterparties to private agreements, including by cash-settled swaps or other derivatives. We shall cause any Notes so repurchased (other than Notes repurchased pursuant to cash-settled swaps or other derivatives) to be surrendered to the trustee for cancellation in accordance with the Indenture and such Notes shall no longer be considered outstanding under the Indenture upon their cancellation.
Ranking
The Notes are our senior unsecured obligations and rank:
•senior in right of payment to any of our existing and future indebtedness or other obligations that are expressly subordinated in right of payment to the Notes;
•equal in right of payment to any of our existing and future indebtedness or other obligations that are not so subordinated;
•effectively junior in right of payment to any of our future secured indebtedness to the extent of the value of the assets securing such indebtedness; and
•structurally junior to all existing and future indebtedness and other liabilities (including trade payables) of our subsidiaries.
Our subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to pay any amounts due on the Notes or to make any funds available for payment on the Notes, whether by dividends, loans or other payments. In addition, the payment of dividends and the making of loans and advances to us by our subsidiaries may be subject to statutory, contractual or other restrictions, may depend on their earnings or financial condition and are subject to various business considerations. As a result, we may be unable to gain access to the cash flow or assets of our subsidiaries.

Interest Payments
We will pay interest on the Notes at a rate of 2.0% per annum, payable semi-annually in arrears on May 15 and November 15 of each year, beginning on May 15, 2023. Except as described below, we will pay interest that is due on an interest payment date to holders of record at the close of business on the May 1 and November 1 immediately preceding the May 15 and November 15 interest payment dates, respectively. Interest will accrue on the Notes from, and including, November 8, 2022 or from, and including, the last date in respect of which interest has been paid or provided for, as the case may be, to, but excluding, the next interest payment date or the maturity date, as the case may be. We will pay interest on the Notes on the basis of a 360-day year consisting of twelve 30-day months.
If Notes are converted after the close of business on a record date and prior to the open of business on the corresponding interest payment date, holders of such Notes at the close of business on such record date will receive the full amount of the interest payable on such Notes on the corresponding interest payment date notwithstanding the conversion. However, a holder who surrenders a Note for conversion after the close of business on a record date but prior to the open of business on the next interest payment date must pay to the conversion agent, upon surrender, an amount equal to the full amount of interest payable on the corresponding interest payment date on the Note so converted; provided that no such payment need be made to us:
•if the Note is surrendered for conversion after the close of business on the record date immediately preceding the maturity date;
•if we have specified a repurchase date following a fundamental change that is after a record date and on or prior to the business day immediately following the corresponding interest payment date; or
•to the extent of any defaulted amounts, if any defaulted amounts exists at the time of conversion with respect to such Note.
Therefore, for the avoidance of doubt, all holders of record on the regular record date immediately preceding the maturity date or any fundamental change repurchase date as described in the immediately preceding sentence shall receive the full interest payment due on the maturity date or any fundamental change repurchase date, as the case may be, or other applicable interest payment date regardless of whether their Notes have been converted and/or repurchased, as applicable, following such regular record date. For a description of when and to whom we must pay additional interest, if any, see “—Events of Default.”
Conversion Rights
If the conditions for conversion of the Notes described under “—Conversion Procedures and Settlement Upon Conversion” are satisfied, holders of Notes may, subject to prior repurchase, convert their Notes at any time prior to the close of business on the scheduled trading day immediately preceding the maturity date in integral multiples of $1,000 principal amount at a conversion rate, based on an initial conversion rate of 20.4526 shares of Common Stock per $1,000 principal amount of Notes (which is equal to an initial conversion price of approximately $48.89 per share). The conversion rate, and thus the conversion price, will be subject to adjustment as described below. Except as described herein, we will not make any payment or other adjustment on conversion with respect to any accrued interest on the Notes, and we will not adjust the conversion rate to account for accrued and unpaid interest. Instead, accrued interest will be deemed to be paid by the consideration received by the holder upon conversion. As a result, accrued interest is deemed to be paid in full rather than cancelled, extinguished or forfeited.
In certain circumstances, a holder must, upon conversion, pay interest if the conversion occurs after the close of business on a record date and prior to the open of business on the next interest payment date. See “—Interest Payments” above. A Note for which a holder has delivered a fundamental change repurchase notice, as described below, requiring us to repurchase the Note, may be surrendered for conversion only if the holder withdraws such repurchase notice in accordance with the Indenture.

“Daily conversion value” means, for each of the 30 consecutive trading days during the relevant observation period, one-thirtieth (1/30) of the product of (a) the conversion rate on such trading day and (b) the daily VWAP for such trading day.
“Daily measurement value” means the specified dollar amount (if any), divided by 30.
“Daily settlement amount,” for each of the 30 consecutive trading days during the relevant observation period, shall consist of:
(a) cash in an amount equal to the lesser of (i) the daily measurement value and (ii) the daily conversion value on such trading day; and
(b) if the daily conversion value on such trading day exceeds the daily measurement value, a number of shares of Common Stock equal to (i) the difference between the daily conversion value and the daily measurement value, divided by (ii) the daily VWAP for such trading day.
“Daily VWAP” means, for each of the 30 consecutive trading days during the relevant observation period, the per share volume-weighted average price as displayed under the heading “Bloomberg VWAP” on Bloomberg page “U <equity> AQR” (or its equivalent successor if such Bloomberg page is not available) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such trading day (or if such volume-weighted average price is unavailable, the market value of one share of the Common Stock on such trading day reasonably determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained for this purpose by us). The “Daily VWAP” shall be determined without regard to after-hours trading or any other trading outside of the regular trading session trading hours.
“Ex-dividend date” means the first date on which shares of the Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance, dividend or distribution in question, from us or, if applicable, from the seller of Common Stock on such exchange or market (in the form of due bills or otherwise) as determined by such exchange or market. For the avoidance of doubt, any alternative trading convention on the applicable exchange or market in respect of shares of the Common Stock under a separate ticker symbol or CUSIP number will not be considered “regular way” for this purpose.
“Fundamental Change” shall be deemed to have occurred at the time after the Notes are originally issued if any of the following occurs:
(a) except in connection with transactions described in clause (b) below, a “person” or “group” within the meaning of Section 13(d) of the Exchange Act, other than us, our direct or indirect wholly owned subsidiaries and our and our wholly owned subsidiaries’ employee benefit plans, files a Schedule TO (or any successor schedule, form or report) or any schedule, form or report under the Exchange Act that discloses that such person or group has become the direct or indirect “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act as in effect on the issue date, of shares of the Common Stock representing more than 50% of the voting power of the Common Stock, unless such beneficial ownership arises solely as a result of a revocable proxy delivered in response to a public proxy or consent solicitation made pursuant to the applicable rules and regulations under the Exchange Act and is not also then reportable on Schedule 13D or Schedule 13G (or any successor schedule) under the Exchange Act regardless of whether such a filing has actually been made; provided that no person or group shall be deemed to be the beneficial owner of any securities tendered pursuant to a tender or exchange offer made by or on behalf of such “person” or “group” until such tendered securities are accepted for purchase or exchange under such offer;

(b) the consummation of (A) any recapitalization, reclassification or change of the Common Stock (other than a change to par value, or from par value to no par value, or changes resulting from a subdivision or combination) as a result of which the Common Stock would be converted into, or exchanged for, stock, other securities, other property or assets; (B) any share exchange, consolidation or merger of us pursuant to which the Common Stock will be converted into cash, securities or other property or assets; or (C) any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the consolidated assets of us and our subsidiaries, taken as a whole, to any person other than one or more of our direct or indirect wholly owned subsidiaries; provided, however, that a transaction described in clause (A) or clause (B) in which the holders of all classes of our common equity immediately prior to such transaction own, directly or indirectly, more than 50% of all classes of common equity of the continuing or surviving corporation or transferee or the parent thereof immediately after such transaction in substantially the same proportions (relative to each other) as such ownership immediately prior to such transaction shall not be a Fundamental Change pursuant to this clause (b); (c) our stockholders approve any plan or proposal for our liquidation or dissolution; or (d) the Common Stock (or other common stock underlying the Notes) ceases to be listed or quoted on any of the New York Stock Exchange, the Nasdaq Global Select Market or the Nasdaq Global Market (or any of their respective successors); provided, however, that a transaction or transactions described in clause (b) above shall not constitute a Fundamental Change, if at least 90% of the consideration received or to be received by our common stockholders, excluding cash payments for fractional shares and cash payments made in respect of dissenters’ appraisal rights, in connection with such transaction or transactions consists of shares of common stock that are listed or quoted on any of the New York Stock Exchange, the Nasdaq Global Select Market or the Nasdaq Global Market (or any of their respective successors) or will be so listed or quoted when issued or exchanged in connection with such transaction or transactions and as a result of such transaction or transactions the Notes become convertible into such consideration, excluding cash payments for fractional shares and cash payments made in respect of dissenters’ appraisal rights (subject to the provisions of Section 13.07 of the Indenture). If any transaction in which the Common Stock is replaced by the common stock or other common equity of another entity occurs, following completion of any related Make-Whole Fundamental Change period (or, in the case of a transaction that would have been a Fundamental Change or a Make-Whole Fundamental Change but for the proviso immediately following clause (d) of this definition, following the effective date of such transaction), references to us in this definition shall instead be references to such other entity.
“Last reported sale price” of the Common Stock (or any other security for which a closing sale price must be determined) on any date means the closing sale price per share (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on that date as reported in composite transactions for the principal U.S. national or regional securities exchange on which the Common Stock (or such other security) is traded. If the Common Stock (or such other security) is not listed for trading on a U.S. national or regional securities exchange on the relevant date, the “last reported sale price” shall be the last quoted bid price for the Common Stock (or such other security) in the over-the-counter market on the relevant date as reported by OTC Markets Group Inc. or a similar organization. If the Common Stock (or such other security) is not so quoted, the “last reported sale price” shall be the average of the mid-point of the last bid and ask prices for the Common Stock (or such other security) on the relevant date from each of at least three nationally recognized independent investment banking firms selected by us for this purpose. The “last reported sale price” shall be determined without regard to after-hours trading or any other trading outside of regular trading session hours.
“Make-Whole Fundamental Change” means any transaction or event that constitutes a Fundamental Change (as defined above and determined after giving effect to any exceptions to or exclusions from such definition, but without regard to the proviso in clause (b) of the definition thereof).

“Market disruption event” means, for the purposes of determining amounts due upon conversion (a) a failure by the primary U.S. national or regional securities exchange or market on which the Common Stock is listed or admitted for trading to open for trading during its regular trading session or (b) the occurrence or existence prior to 1:00 p.m., New York City time, on any scheduled trading day for the Common Stock for more than one half-hour period in the aggregate during regular trading hours of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant stock exchange or otherwise) in the Common Stock or in any options contracts or futures contracts traded on any U.S. exchange relating to the Common Stock.
“Observation period” with respect to any Note (other than an Investor Note) surrendered for conversion means: (i) if the relevant conversion date occurs prior to August 15, 2027, the 30 consecutive trading day period beginning on, and including, the second trading day immediately succeeding such conversion date; and (ii) if the relevant conversion date occurs on or after August 15, 2027, the 30 consecutive trading days beginning on, and including, the 31st scheduled trading day immediately preceding the maturity date; and, with respect to Investor Notes, has the meaning set forth in Section 13.02(a)(v) of the Indenture.
“Scheduled trading day” means a day that is scheduled to be a trading day on the principal U.S. national or regional securities exchange or market on which the Common Stock is listed or admitted for trading. If the Common Stock is not so listed or admitted for trading, “scheduled trading day” means a business day.
“Specified dollar amount” means the maximum cash amount per $1,000 principal amount of Notes to be received upon conversion as specified (or deemed specified pursuant to the Indenture) in the settlement notice (as defined below) related to any converted Notes.
“Trading day” means, except for determining amounts due upon conversion, a day on which (i) trading in the Common Stock (or other security for which a closing sale price must be determined) generally occurs on the NYSE or, if the Common Stock (or such other security) is not then listed on the NYSE, on the principal other U.S. national or regional securities exchange on which the Common Stock (or such other security) is then listed or, if the Common Stock (or such other security) is not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Common Stock (or such other security) is then traded and (ii) a last reported sale price for the Common Stock (or closing sale price for such other security) is available on such securities exchange or market; provided that if the Common Stock (or such other security) is not so listed or traded, “Trading Day” means a business day; provided, further, that for purposes of determining amounts due upon conversion only, “Trading Day” means a day on which (x) there is no market disruption event and (y) trading in the Common Stock generally occurs on the NYSE or, if the Common Stock is not then listed on the NYSE, on the principal other U.S. national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Common Stock is then listed or admitted for trading, except that if the Common Stock is not so listed or admitted for trading, “Trading Day” means a business day.
Conversion Procedures
To convert its Note, a holder of a physical Note must:
•complete and manually sign the required irrevocable conversion notice, with appropriate signature guarantee, or facsimile of the conversion notice and deliver the completed conversion notice to the conversion agent;
•surrender the Note to the conversion agent;
•furnish appropriate endorsements and transfer documents if required;
•if required, pay all transfer or similar taxes; and
•if required, pay funds equal to interest payable on the next interest payment date to which such holder is not entitled.

If a holder holds a beneficial interest in a Global Note (as defined herein), to convert such Note, the holder must comply with the last two requirements listed above and comply with DTC’s procedures for converting a beneficial interest in a Global Note. The date a holder complies with the applicable requirements is the “conversion date” under the Indenture. The trustee (and, if different, the conversion agent) shall notify us of any conversion pursuant to the Indenture on the conversion date for such conversion.
Settlement Upon Conversion
Upon conversion of any Note, we shall pay or deliver, as the case may be, to the converting holder, in respect of each $1,000 principal amount of Notes being converted, cash (“cash settlement”), shares of Common Stock, together with cash, if applicable, in lieu of delivering any fractional share of Common Stock (“physical settlement”) or a combination of cash and shares of Common Stock, together with cash, if applicable, in lieu of delivering any fractional share of common Stock (“combination settlement”), at our election.
All conversions for which the relevant conversion date occurs on or after August 15, 2027 shall be settled using the same settlement method.
Except for any conversions described in the immediately preceding paragraph, we shall use the same settlement method for all conversions occurring on the same conversion date, but we shall not have any obligation to use the same settlement method with respect to conversions with different conversion dates.
If, in respect of any conversion date (or the period described in the second preceding paragraph above, as the case may be), we elect to deliver a notice (the “settlement notice”) of the relevant settlement method in respect of such conversion date (or such period, as the case may be), we shall deliver such settlement notice to converting holders, the trustee and the conversion agent (if other than the trustee) no later than the close of business on the trading day immediately following the relevant conversion date (or, in the case of any conversions for which the relevant conversion date occurs on or after August 15, 2027, no later than the close of business on scheduled trading day immediately preceding August 15, 2027). If we do not elect a settlement method prior to the deadline set forth in the immediately preceding sentence, we shall no longer have the right to elect cash settlement or physical settlement with respect to such conversion or during such period and we shall be deemed to have elected combination settlement in respect of our conversion obligation, and the specified dollar amount per $1,000 principal amount of Notes shall be equal to $1,000. Such settlement notice shall specify the relevant settlement method and in the case of an election of combination settlement, the relevant settlement notice shall indicate the specified dollar amount per $1,000 principal amount of Notes. If we deliver a settlement notice electing combination settlement (or are deemed to have elected combination settlement) in respect of our conversion obligation but do not indicate a specified dollar amount per $1,000 principal amount of Notes to be converted in such Settlement Notice, the specified dollar amount per $1,000 principal amount of Notes shall be deemed to be $1,000. Notwithstanding the foregoing, any conversion of Investor Notes shall be subject to Section 13.02(a)(v) of the Indenture.
The cash, shares of Common Stock or combination of cash and shares of Common Stock in respect of any conversion of Notes (the “settlement amount”) shall be computed as follows:
•if we elect to satisfy our conversion obligation in respect of such conversion by physical settlement, we shall deliver to the converting holder in respect of each $1,000 principal amount of Notes being converted a number of shares of Common Stock equal to the conversion rate in effect on the conversion date;
•if we elect to satisfy our conversion obligation in respect of such conversion by cash settlement, we shall pay to the converting holder in respect of each $1,000 principal amount of Notes being converted cash in an amount equal to the sum of the daily conversion values for each of the 30 consecutive trading days during the related observation period; and

•if we elect (or are deemed to have elected) to satisfy our conversion obligation in respect of such conversion by combination settlement, we shall pay or deliver, as the case may be, to the converting holder in respect of each $1,000 principal amount of Notes being converted, a settlement amount equal to the sum of the daily settlement amounts for each of the 30 consecutive trading days during the related observation period.
Under the Indenture, we initially elected to satisfy our conversion obligation with respect to any conversion of Investor Notes by combination settlement with a specified dollar amount of $1,000 per $1,000 principal amount of Notes. We may change our settlement method election (and, in the case of combination settlement, the specified dollar amount) with respect to any conversion of Investor Notes by delivering a notice that specifies the newly elected settlement method and, in the case of combination settlement, the applicable specified dollar amount (the “investor settlement notice”) to the holders of the Investor Notes (with a copy to the trustee and the conversion agent (if other than the trustee), and such newly elected settlement method (and, in the case of combination settlement, the specified dollar amount) shall be effective no earlier than 10 trading days after the date on which such investor settlement notice was received by the holder. In the event any holder(s) of Investor Notes exercises its right to convert all or any portion of such Investor Notes, (A) the relevant observation period for purposes of determining the daily settlement amount, in the case of combination settlement, and daily conversion values, in the case of cash settlement, with respect to such Investor Notes shall be the 30 consecutive trading day period beginning on, and including, the 30th trading day immediately preceding the applicable conversion date and ending on the trading day immediately preceding such conversion date and (B) we shall promptly (x) determine the daily settlement amount or the daily conversion values, as the case may be, and the amount of cash payable in lieu of delivering any fractional shares of Common Stock and (y) notify the trustee, the conversion agent (if other than the trustee) and such holder of Investor Notes being so converted of the daily settlement amount or the daily conversion values, as the case may be, and the amount of cash payable in lieu of delivering any fractional shares of Common Stock. “Investor Notes” means any Investor Global Notes or any temporary Notes or physical Notes issued in exchange for beneficial interests in an Investor Global Note. “Investor Global Notes” means the Global Notes issued and authenticated on the issue date with an initial balance of $1,000,000,000 and identified by the CUSIP and ISIN numbers set forth in Section 2.09 of the Indenture.
With respect to Notes that are not Investor Notes, the daily settlement amounts (if applicable) and the daily conversion values (if applicable) shall be determined by us promptly following the last day of the observation period. Promptly after such determination of the daily settlement amounts or the daily conversion values, as the case may be, with respect to Notes that are not Investor Notes and the amount of cash payable in lieu of delivering any fractional share of Common Stock, we shall notify the trustee and the conversion agent (if other than the trustee) of the daily settlement amounts or the daily conversion values, as the case may be, and the amount of cash payable in lieu of delivering fractional shares of Common Stock. The trustee and the conversion agent (if other than the trustee) shall have no responsibility for any such determination.
Subject to Section 13.02(a)(v) of the Indenture, at any time prior to August 15, 2027, we may irrevocably elect cash settlement to satisfy our conversion obligation in respect of Notes to be converted after the date of such election, or irrevocably elect combination settlement and a specified dollar amount (which amount shall be at least $1,000 per $1,000 principal amount of Notes) to satisfy our conversion obligation in respect of Notes to be converted after the date of such election. Upon making any election pursuant to Section 13.02(a)(vii) of the Indenture, we shall promptly (A) use our reasonable efforts to post information relating to such election on our website or otherwise publicly disclose such information, and (B) give written notice of such election to the holders of the Notes (with a copy to the trustee and the conversion agent (if other than the trustee)).
If more than one Note shall be surrendered for conversion at one time by the same holder, the conversion obligation with respect to such Notes shall be computed on the basis of the aggregate principal amount of the Notes (or specified portions thereof to the extent permitted thereby) so surrendered.

A Note shall be deemed to have been converted immediately prior to the close of business on the date (the “conversion date”) that the holder has complied with the requirements set forth under “—Conversion Procedures” above. Except as set forth in Section 13.03(b) and Section 13.07(a) of the Indenture, in the case of any conversion of Notes other than Investor Notes, we shall pay or deliver, as the case may be, the consideration due in respect of the conversion obligation on the second business day immediately following the relevant conversion date, if we elect physical settlement, or on the second business day immediately following the last trading day of the relevant observation period, in the case of cash settlement or combination settlement. In the case of any conversion of Investor Notes, we shall pay or deliver, as the case may be, the consideration due in respect of the conversion obligation on the second business day immediately following the relevant conversion date unless otherwise specified in the written notice referred to in the proviso below; provided, however, that (i) to the extent all or a portion of the conversion obligation is paid in cash, such cash shall not be due until the earlier of (A) the 30th business day immediately following the relevant conversion date and (B) the maturity date, and (ii) to the extent all or a portion of the conversion obligation is to be paid in shares of Common Stock, such shares shall be delivered on the day specified in a written notice from the beneficial owner(s) of the Investor Notes being converted that is delivered to us on or prior to the business day immediately following the relevant conversion date, which delivery date (in respect of such shares of Common Stock) shall be no earlier than the second business day immediately following the relevant conversion date (it being understood that if no such notice is delivered to us, then we shall deliver such shares on the second business day immediately following the relevant conversion date). Such written notice shall include a certification therein that the beneficial owners delivering such written notice are holders that hold beneficial interests in the Investor Notes subject to conversion. We shall promptly notify the trustee and the conversion agent (if other than the trustee) in writing of the conversion date for such Investor Notes. If any shares of Common Stock are due to converting holders, we shall issue or cause to be issued, and deliver to the conversion agent or to such holder, or such holder’s nominee or nominees, certificates or a book-entry transfer through the depositary for the full number of shares of Common Stock to which such holder shall be entitled in satisfaction of our conversion obligation.
In case any Note shall be surrendered for partial conversion, we shall execute and the trustee shall authenticate and deliver to or upon the written order of the holder of the Note so surrendered a new Note or Notes in authorized denominations in an aggregate principal amount equal to the unconverted portion of the surrendered Note, without payment of any service charge by the converting holder but, if required by us or the trustee, with payment of a sum sufficient to cover any documentary, stamp or similar issue or transfer tax or similar governmental charge required by law or that may be imposed in connection therewith as a result of the name of the holder of the new Notes issued upon such conversion being different from the name of the holder of the old Notes surrendered for such conversion.
If a holder submits a Note for conversion, we shall pay any documentary, stamp or similar issue or transfer tax due on the issue of any shares of Common Stock upon conversion, unless the tax is due because the holder requests such shares to be issued in a name other than the holder’s name, in which case the holder shall be required to pay that tax. The conversion agent may refuse to deliver or refuse to instruct the stock transfer agent to deliver the certificates representing the shares of Common Stock being issued in a name other than the holder’s name until the trustee receives a sum sufficient to pay any tax that is due by such Holder in accordance with the immediately preceding sentence.
Except as provided in Section 13.04 of the Indenture, no adjustment shall be made for dividends on any shares of Common Stock issued upon the conversion of any Note.
Upon the conversion of an interest in a Global Note, the trustee, or the custodian at the direction of the trustee, shall make a notation on such Global Note as to the reduction in the principal amount represented thereby. We shall notify the trustee in writing of any conversion of Notes effected through any conversion agent other than the trustee.

Upon conversion, a holder shall not receive any separate cash payment for accrued and unpaid interest, if any, except as set forth under “—Interest Payments” above. Our settlement of the full conversion obligation shall be deemed to satisfy in full our obligation to pay the principal amount of the Note and accrued and unpaid interest, if any, to, but excluding, the relevant conversion date. As a result, accrued and unpaid interest, if any, to, but excluding, the relevant conversion date shall be deemed to be paid in full rather than canceled, extinguished or forfeited. Upon a conversion of Notes into a combination of cash and shares of Common Stock, accrued and unpaid interest will be deemed to be paid first out of the cash paid upon such conversion.
The person in whose name the certificate for any shares of Common Stock delivered upon conversion is registered shall be treated as a stockholder of record as of the close of business on the relevant conversion date (if we elect to satisfy the related conversion obligation by physical settlement or in the case of a conversion of Investor Notes) or the last trading day of the relevant observation period (if we elect to satisfy the related conversion obligation by combination settlement other than with respect to Investor Notes), as the case may be. Upon a conversion of Notes, such person shall no longer be a holder of such Notes surrendered for conversion.
We shall not issue any fractional share of Common Stock upon conversion of the Notes and shall instead pay cash in lieu of delivering any fractional share of Common Stock issuable upon conversion based on the daily VWAP for the relevant conversion date (in the case of physical settlement or in the case of a conversion of Investor Notes) or based on the daily VWAP for the last trading day of the relevant observation period (in the case of combination settlement other than with respect to Investor Notes). For each Note surrendered for conversion, if we have elected (or are deemed to have elected) combination settlement, the full number of shares that shall be issued upon conversion thereof shall be computed on the basis of the aggregate daily settlement amounts for the relevant observation period and any fractional shares remaining after such computation shall be paid in cash.
Adjustments to the Conversion Rate
The conversion rate shall be adjusted from time to time by us if any of the following events occurs, except that we shall not make any adjustments to the conversion rate if the holder of the Notes elects to participate (other than in the case of a share split or share combination), at the same time and upon the same terms as holders of the Common Stock and solely as a result of holding the Notes, in any of the transactions described in Section 13.04 of the Indenture, without having to convert their Notes, as if they held a number of shares of Common Stock equal to the conversion rate, multiplied by the principal amount (expressed in thousands) of Notes held by such Holder (the “conversion rate adjustment exception”).
If we exclusively issue shares of Common Stock as a dividend or distribution on shares of the Common Stock, or if we effect a share split or share combination, the conversion rate shall be adjusted based on the following formula:

CR1 = CR0 x	OS1
OS0
where,

CR0	=	the conversion rate in effect immediately prior to the open of business on the ex-dividend date of such dividend or distribution, or immediately prior to the open of business on the effective date of such share split or share combination, as applicable;

CR’	=	the conversion rate in effect immediately after the open of business on such ex-dividend date or effective date, as the case may be;

OS0	=	the number of shares of Common Stock outstanding immediately prior to the open of business on such ex-dividend date or effective date, as the case may be; and

OS1	=	the number of shares of Common Stock outstanding immediately after giving effect to such dividend, distribution, share split or share combination, as the case may be.
Any adjustment made under Section 13.04(a) of the Indenture shall become effective immediately after the open of business on the ex-dividend date for such dividend or distribution, or immediately after the open of business on the effective date for such share split or share combination, as applicable. If any dividend or distribution of the type described in Section 13.04(a) of the Indenture is declared but not so paid or made, or any share split or combination of the type described in Section 13.04(a) of the Indenture is announced but the outstanding shares of Common Stock are not split or combined, as the case may be, the conversion rate shall be immediately readjusted, effective as of the date the board of directors determines not to pay such dividend or distribution, or not to split or combine the outstanding shares of Common Stock, as the case may be, to the conversion rate that would then be in effect if such dividend or distribution had not been declared or such share split or combination had not been announced.
If we distribute to all or substantially all holders of the Common Stock any rights, options or warrants entitling them, for a period of not more than 60 calendar days after the announcement date of such distribution, to subscribe for or purchase shares of the Common Stock at a price per share that is less than the average of the last reported sale prices of the Common Stock for the 10 consecutive trading day period ending on, and including, the trading day immediately preceding the date of announcement of such distribution, the conversion rate shall be increased based on the following formula:

CR1 = CR0 x	OS0 + X
OS0 + Y
where,

CR0	=	the conversion rate in effect immediately prior to the open of business on the ex-dividend date for such issuance;

CR’	=	the conversion rate in effect immediately after the open of business on such ex-dividend date;

OS0	=	the number of shares of Common Stock outstanding immediately prior to the open of business on such ex-dividend date;

X	=	the total number of shares of Common Stock distributable pursuant to such rights, options or warrants; and

Y	=
the number of shares of Common Stock equal to the aggregate price payable to exercise such rights, options or warrants, divided by the average of the last reported sale prices of the Common Stock over the 10 consecutive trading day period ending on, and including, the trading day immediately preceding the date of the announcement of the distribution of such rights, options or warrants.

Any increase made under Section 13.04(b) of the Indenture shall be made successively whenever any such rights, options or warrants are distributed and shall become effective immediately after the open of business on the ex-dividend date for such distribution. To the extent that shares of the Common Stock are not delivered after the expiration of such rights, options or warrants, the conversion rate shall be decreased to the conversion rate that would then be in effect had the increase with respect to the distribution of such rights, options or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered. If such rights, options or warrants are not so distributed, the conversion rate shall be decreased to the conversion rate that would then be in effect if such ex-dividend date for such distribution had not occurred.
For purposes of Section 13.04(b) of the Indenture, in determining whether any rights, options or warrants entitle the holders of Common Stock to subscribe for or purchase shares of the Common Stock at less than such average of the last reported sale prices of the Common Stock for the 10 consecutive trading day period ending on, and including, the trading day immediately preceding the date of announcement for such distribution, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received by us for such rights, options or warrants and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by us in good faith.
If we distribute shares of our capital stock, evidences of its indebtedness, other assets or property of the Company or rights, options or warrants to acquire our capital stock or other securities, to all or substantially all holders of the Common Stock, excluding (i) dividends, distributions or issuances as to which an adjustment was effected pursuant to Section 13.04(a) or Section 13.04(b) of the Indenture, (ii) dividends or distributions paid exclusively in cash as to which an adjustment was effected pursuant to Section 13.04(d) of the Indenture, (iii) distributions of reference property in a transaction described in Section 13.07 of the Indenture, (iv) rights issued pursuant to a stockholder rights plan of the Company (other than pursuant to Section 13.11 of the Indenture) and (v) spin-offs as to which the provisions set forth in Section 13.04(c) of the Indenture shall apply (any of such shares of capital stock, evidences of indebtedness, other assets or property or rights, options or warrants to acquire capital stock or other securities, the “distributed property”), then the conversion rate shall be increased based on the following formula:

CR1 = CR0 x	SP0
SP0 - FMV

where,

CR0	=	the conversion Rate in effect immediately prior to the open of business on the ex-dividend date for such distribution;

CR’	=	the conversion rate in effect immediately after the open of business on such ex-dividend date;

SP0	=	the average of the last reported sale prices of the Common Stock over the 10 consecutive trading day period ending on, and including, the trading day immediately preceding the ex-dividend date for such distribution; and

FMV	=	the fair market value (as determined by us in good faith) of the distributed property with respect to each outstanding share of the Common Stock as of the open of business on the ex-dividend date for such distribution.
Any increase made under the portion of Section 13.04(c) of the Indenture shall become effective immediately after the open of business on the ex-dividend date for such distribution. If such distribution is not so paid or made, the conversion rate shall be decreased to the conversion rate that would then be in effect if such distribution had not been declared. Notwithstanding the foregoing, if “FMV” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each holder of a Note shall receive (without having to convert its Notes), in respect of each $1,000 principal amount thereof, at the same time and upon the same terms as holders of the Common Stock receive the distributed property, the amount and kind of distributed property such holder would have received if such holder owned a number of shares of Common Stock equal to the conversion rate in effect on the ex-dividend date for the distribution. If we, in good faith determines the “FMV” (as defined above) of any distribution for purposes of Section 13.04(c) of the Indenture by reference to the actual or when-issued trading market for any securities, it shall in doing so consider the prices in such market over the same period used in computing the last reported sale prices of the Common Stock over the 10 consecutive trading day period ending on, and including, the trading day immediately preceding the ex-dividend date for such distribution.
With respect to an adjustment pursuant to Section 13.04(c) of the Indenture where there has been an ex-dividend date for a dividend or other distribution on the Common Stock of shares of capital stock of any class or series, or similar equity interest, of or relating to a subsidiary or other business unit of the Company, that are, or, when issued, will be, listed or admitted for trading on a U.S. national securities exchange (a “spin-off”), the conversion rate shall be increased based on the following formula:

CR1 = CR0 x	FMV0 + MP0
MP0
where,

CR0	=	the conversion rate in effect immediately prior to the end of the valuation period;

CR’	=	the conversion rate in effect immediately after the end of the valuation period;

FMV0	=
the average of the last reported sale prices of the capital stock or similar equity interest distributed to holders of the Common Stock applicable to one share of the Common Stock (determined by reference to the definition of last reported sale price as set forth in Section 1.01 of the Indenture as if references therein to Common Stock were to such capital stock or similar equity interest) over the first 10 consecutive trading day period after, and including, the ex-dividend date of the spin-off (the “valuation period”); and

MP0	=	the average of the last reported sale prices of the Common Stock over the valuation period.
The increase in the conversion rate under the preceding paragraph shall occur at the close of business on the last trading day of the valuation period; provided that in respect of any conversion of Notes during the valuation period, references in the portion of Section 13.04(c) of the Indenture related to spin-offs with respect to 10 trading days shall be deemed to be replaced with such lesser number of trading days as have elapsed between the ex-dividend date of such spin-off and the conversion date in determining the conversion rate. If the ex-dividend date of the spin-off is after the 10th trading day immediately preceding, and including, the end of any observation period in respect of a conversion of Notes, references in Section 13.04(c) of the Indenture related to spin-offs to 10 trading days will be deemed to be replaced, solely in respect of that conversion of Notes, with such lesser number of trading days as have elapsed from, and including, the ex-dividend date for the spin-off to, and including, the last trading day of such observation period. If such spin-off does not occur, the conversion rate shall be decreased to the conversion rate that would then be in effect if such ex-dividend date for such spin-off had not occurred, effective as of the date on which the board of directors determines not to consummate such spin-off.

For purposes of Section 13.04(c) of the Indenture (and subject in all respect to Section 13.11 of the Indenture), rights, options or warrants distributed by the Company to all holders of the Common Stock entitling them to subscribe for or purchase shares of our capital stock, including Common Stock (either initially or under certain circumstances), which rights, options or warrants, until the occurrence of a specified event or events (“trigger event”): (i) are deemed to be transferred with such shares of the Common Stock; (ii) are not exercisable; and (iii) are also issued in respect of future issuances of the Common Stock, shall be deemed not to have been distributed for purposes of Section 13.04(c) of the Indenture (and no adjustment to the conversion rate under Section 13.04(c) of the Indenture will be required) until the occurrence of the earliest trigger event, whereupon such rights, options or warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the conversion rate shall be made under Section 13.04(c) of the Indenture. If any such rights, options or warrants, including any such existing rights, options or warrants distributed prior to the date of the Indenture, are subject to events, upon the occurrence of which such rights, options or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and ex-dividend date with respect to new rights, options or warrants with such rights (in which case the existing rights, options or warrants shall be deemed to terminate and expire on such date without exercise by any of the holders thereof). In addition, in the event of any distribution (or deemed distribution) of rights, options or warrants, or any trigger event or other event (of the type described in the immediately preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the conversion rate under Section 13.04(c) of the Indenture was made, (1) in the case of any such rights, options or warrants that shall all have been redeemed or purchased without exercise by any holders thereof, upon such final redemption or purchase (x) the conversion rate shall be readjusted as if such rights, options or warrants had not been issued and (y) the conversion rate shall then again be readjusted to give effect to such distribution, deemed distribution or trigger event, as the case may be, as though it were a cash distribution, equal to the per share redemption or purchase price received by a holder or holders of Common Stock with respect to such rights, options or warrants (assuming such holder had retained such rights, options or warrants), made to all holders of Common Stock as of the date of such redemption or purchase, and (2) in the case of such rights, options or warrants that shall have expired or been terminated without exercise by any holders thereof, the conversion rate shall be readjusted as if such rights, options and warrants had not been issued.
For purposes of Section 13.04(a), Section 13.04(b) and Section 13.04(c) of the Indenture, and subject to Section 13.05 of the Indenture, if any dividend or distribution to which Section 13.04(c) of the Indenture is applicable also includes one or both of:
(A) a dividend or distribution of shares of Common Stock to which Section 13.04(a) of the Indenture is applicable (the “clause A distribution”); or
(B) a dividend or distribution of rights, options or warrants to which Section 13.04(b) of the Indenture is applicable (the “clause B distribution”), then, in either case, (1) such dividend or distribution, other than the clause A distribution and the clause B distribution, shall be deemed to be a dividend or distribution to which Section 13.04(c) of the Indenture is applicable (the “clause C distribution”) and any conversion rate adjustment required by Section 13.04(c) of the Indenture with respect to such clause C distribution shall then be made, and (2) the clause A distribution and clause B distribution shall be deemed to immediately follow the clause C distribution and any conversion rate adjustment required by Section 13.04(a) and Section 13.04(b) of the Indenture with respect thereto shall then be made, except that, if determined by the Company (I) the ex-dividend date of the clause A distribution and the clause B distribution shall be deemed to be the ex-dividend date of the clause C distribution and (II) any shares of Common Stock included in the clause A distribution or clause B distribution shall be deemed not to be “outstanding immediately prior to the open of business on such ex-dividend date or effective date” within the meaning of Section 13.04(a) of the Indenture or “outstanding immediately prior to the open of business on such ex-dividend date” within the meaning of Section 13.04(b) of the Indenture.

If any cash dividend or distribution is made to all or substantially all holders of the Common Stock the Conversion Rate shall be adjusted based on the following formula:

CR1 = CR0 x	SP0
SP0 - C
where,

CR0	=	the conversion rate in effect immediately prior to the open of business on the ex-dividend date for such dividend or distribution;

CR’	=	the conversion rate in effect immediately after the open of business on the ex-dividend date for such dividend or distribution;

SP0	=	the last reported sale price of the Common Stock on the trading day immediately preceding the ex-dividend date for such dividend or distribution; and

C	=	the amount in cash per share the Company pays or distributes to all or substantially all holders of the Common Stock.
Any increase pursuant to Section 13.04(d) of the Indenture shall become effective immediately after the open of business on the ex-dividend date for such dividend or distribution. If such dividend or distribution is not so paid or made, the conversion rate shall be decreased, effective as of the date the board of directors determines not to make or pay such dividend or distribution, to be the conversion rate that would then be in effect if such dividend or distribution had not been declared. Notwithstanding the foregoing, if “C” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each holder of a Note shall receive (without having to convert its Notes), for each $1,000 principal amount of Notes it holds, at the same time and upon the same terms as holders of shares of the Common Stock, the amount of cash that such holder would have received if such holder owned a number of shares of Common Stock equal to the conversion rate on the ex-dividend date for such cash dividend or distribution.
If we or any of our subsidiaries makes a payment in respect of a tender or exchange offer for the Common Stock that is subject to the then applicable tender offer rules under the Exchange Act (other than any odd lot tender offer), to the extent that the cash and value of any other consideration included in the payment per share of the Common Stock exceeds the average of the last reported sale prices of the Common Stock over the 10 consecutive trading day period commencing on, and including, the trading day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer, the conversion rate shall be increased based on the following formula:

CR1 = CR0 x	AC + (SP1 x OS1)
OS0 x SP1
where,

CR0	=	the conversion rate in effect immediately prior to the close of business on the 10th trading day immediately following, and including, the trading day next succeeding the date such tender or exchange offer expires;

CR’	=	the conversion rate in effect immediately after the close of business on the 10th trading day immediately following, and including, the trading day next succeeding the date such tender or exchange offer expires;

AC	=	the aggregate value of all cash and any other consideration (as determined by the Company in good faith) paid or payable for shares of Common Stock purchased in such tender or exchange offer;

OS0	=	the number of shares of Common Stock outstanding immediately prior to the date such tender or exchange offer expires (prior to giving effect to the purchase of all shares of Common Stock accepted for purchase or exchange in such tender or exchange offer);

OS1	=	the number of shares of Common Stock outstanding immediately after the date such tender or exchange offer expires (after giving effect to the purchase of all shares of Common Stock accepted for purchase or exchange in such tender or exchange offer); and

SP1	=	the average of the last reported sale prices of the Common Stock over the 10 consecutive trading day period commencing on, and including, the trading day next succeeding the date such tender or exchange offer expires.
The adjustment to the conversion rate under Section 13.04(e) of the Indenture shall occur at the close of business on the 10th trading day immediately following, and including, the trading day next succeeding the date such tender or exchange offer expires; provided that in respect of any conversion of Notes within the 10 trading days immediately following, and including, the trading day next succeeding the date such tender or exchange offer expires, references in Section 13.04(e) of the Indenture with respect to 10 trading days shall be deemed replaced with such lesser number of trading days as have elapsed between the date that such tender or exchange offer expires and the conversion date in determining the conversion rate. In addition, if the trading day next succeeding the date such tender or exchange offer expires is after the 10th trading day immediately preceding, and including, the end of any observation period in respect of a conversion of Notes, references in Section 13.04(e) of the Indenture to 10 trading days shall be deemed to be replaced, solely in respect of that conversion of Notes, with such lesser number of trading days as have elapsed from, and including, the trading day next succeeding the date such tender or exchange offer expires to, and including, the last trading day of such observation period. If we are obligated to purchase Common Stock pursuant to any such tender offer or exchange offer, but we are permanently prevented by applicable law from effecting any such purchases or all such purchases are rescinded, the conversion rate shall again be adjusted to be the conversion rate that would then be in effect if such tender offer or exchange offer had not been made or had been made only in respect of the purchases that have been effected.

Notwithstanding Section 13.04 of the Indenture or any provision of the Indenture or Notes, if a conversion rate adjustment becomes effective on any ex-dividend date, and a holder that has converted its Notes on or after such ex-dividend date and on or prior to the related record date would be treated as the record holder of the shares of Common Stock as of the related conversion date as described under Section 13.02(i) of the Indenture based on an adjusted conversion rate for such ex-dividend date, then, notwithstanding the conversion rate adjustment provisions in Section 13.04 of the Indenture, the conversion rate adjustment relating to such ex-dividend date shall not be made for such converting holder. Instead, such holder shall be treated as if such holder were the record owner of the shares of Common Stock on an unadjusted basis and participate in the related dividend, distribution or other event giving rise to such adjustment.
Except as stated in the Indenture, we shall not adjust the conversion rate for the issuance of shares of the Common Stock or any securities convertible into or exchangeable for shares of the Common Stock or the right to purchase shares of the Common Stock or such convertible or exchangeable securities.
In addition to those adjustments required by clauses (a), (b), (c), (d) and (e) of Section 13.04 of the Indenture, and to the extent permitted by applicable law and subject to the applicable rules of any exchange on which any of our securities are then listed, we, from time to time may increase the conversion rate by any amount for a period of at least 20 business days if we determine that such increase would be in our best interest. In addition, to the extent permitted by applicable law and subject to the applicable rules of any exchange on which any of our securities are then listed, the we may (but are not required to) increase the conversion rate to avoid or diminish any income tax to holders of Common Stock or rights to purchase Common Stock in connection with a dividend or distribution of shares of Common Stock (or rights to acquire shares of Common Stock) or similar event. Whenever the conversion rate is increased pursuant to either of the preceding two sentences, we shall deliver to the holder of each Note at its last address appearing on the Note register (with a copy to the trustee and the conversion agent (if other than the trustee)) a notice of the increase at least 15 days prior to the date the increased conversion rate takes effect, and such notice shall state the increased conversion rate and the period during which it will be in effect.
Events That Will Not Result in Adjustment
Notwithstanding anything to the contrary in Article 13 of the Indenture, the conversion rate shall not be adjusted:
(i)upon the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on our securities and the investment of additional optional amounts in shares of Common Stock under any plan;
(ii)upon the issuance of any shares of Common Stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by us or any of our subsidiaries;
(iii)upon the issuance of any shares of the Common Stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in clause (ii) of this subsection and outstanding as of the date the Notes were first issued;
(iv)upon the repurchase of shares of Common Stock pursuant to an open-market share repurchase program or other buy-back transaction that is not a tender offer or exchange offer of the nature described in Section 13.04(e) of the Indenture, including through any structured or derivative transaction such as accelerated share repurchase derivative or similar forward derivative;
(v)solely for a change in the par value (or change to no par value) of the Common Stock; or
(vi)for accrued and unpaid interest, if any.

Notwithstanding anything to the contrary in the Indenture, we shall not be required to make an adjustment pursuant to clauses (a), (b), (c), (d) or (e) of Section 13.04 of the Indenture unless such adjustment would result in a change of at least 1% of the conversion rate. However, we shall carry forward any adjustments that are less than 1% of the conversion rate and make such carried forward adjustments with respect to the Notes (1) when the cumulative net effect of all adjustments not yet made will result in a change of 1% to the conversion rate and (2) regardless of whether the adjustment (or such cumulative net effect) is less than 1% of the conversion rate (i) (x) on the conversion date for any Notes (in the case of physical settlement) and (y) on each trading day of any observation period (in the case of cash settlement or combination settlement), including the observation period under Section 13.02(a)(v) of the Indenture for an Investor Note; (ii) annually on the anniversary of the issue date of the Notes; and (iii) on the effective date of any fundamental change or make-whole fundamental change. All calculations and other determinations under Article 13 of the Indenture shall be made by us and shall be made to the nearest one-ten thousandth (1/10,000) of a share.
Whenever the conversion rate is adjusted as provided in the Indenture, we shall promptly file with the trustee (and the conversion agent if not the trustee) an officer’s certificate setting forth the conversion rate after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Unless and until a responsible officer of the trustee shall have received such officer’s certificate, the trustee shall not be deemed to have knowledge of any adjustment of the conversion rate and may assume without inquiry that the last conversion rate of which it has knowledge is still in effect. Promptly after delivery of such certificate, we shall prepare a notice of such adjustment of the conversion rate setting forth the adjusted conversion rate and the date on which each adjustment becomes effective and shall deliver such notice of such adjustment of the conversion rate to each holder at its last address appearing on the note register of the Indenture. Failure to deliver such notice shall not affect the legality or validity of any such adjustment.
For purposes of Section 13.04 of the Indenture, the number of shares of Common Stock at any time outstanding shall not include shares of Common Stock held in the treasury of the Company so long as we do not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company, but shall include shares of Common Stock issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock.
Effect of Recapitalizations, Reclassifications and Changes of the Common Stock
In the case of:
•any recapitalization, reclassification or change of the Common Stock (other than changes resulting from a subdivision or combination),
•any consolidation, merger, combination or similar transaction involving us,
•any sale, lease or other transfer to a third party of the consolidated assets of us and our subsidiaries substantially as an entirety or
•any statutory share exchange,

in each case, as a result of which holders of the Common Stock would be entitled to receive stock, other securities, other property or assets (including cash or any combination thereof) (any such event, a “merger event”), then, at and after the effective time of such merger event, the right to convert each $1,000 principal amount of Notes shall be changed into a right to convert such principal amount of Notes into the kind and amount of shares of stock, other securities or other property or assets (including cash or any combination thereof) that a holder of a number of shares of Common Stock equal to the conversion rate immediately prior to such merger event would have owned or been entitled to receive (the “reference property,” with each “unit of reference property” meaning the kind and amount of reference property that a holder of one share of Common Stock is entitled to receive) upon such merger event and, prior to or at the effective time of such merger event, we or the successor or purchasing person, as the case may be, shall execute with the trustee a supplemental indenture permitted under Section 10.01(j) of the Indenture providing for such change in the right to convert each $1,000 principal amount of notes; provided, however, that at and after the effective time of the merger event (A) we or the successor or purchasing person, as the case may be, shall continue to have the right to determine the form of consideration to be paid or delivered, as the case may be, upon conversion of Notes in accordance with Section 13.02 of the Indenture and (B) (I) any amount payable in cash upon conversion of the Notes in accordance with Section 13.02 of the Indenture shall continue to be payable in cash, (II) any shares of Common Stock that we would have been required to deliver upon conversion of the Notes in accordance with Section 13.02 of the Indenture shall instead be deliverable in the amount and type of reference property that a holder of that number of shares of Common Stock would have received in such merger event and (III) the daily VWAP shall be calculated based on the value of a unit of reference property.
If the merger event causes the Common Stock to be converted into, or exchanged for, the right to receive more than a single type of consideration (determined based in part upon any form of stockholder election), then (i) the reference property into which the Notes will be convertible shall be deemed to be the weighted average of the types and amounts of consideration actually received by the holders of Common Stock, and (ii) the unit of reference property for purposes of the immediately preceding paragraph shall refer to the consideration referred to in clause (i) attributable to one share of Common Stock. If the holders of the Common Stock receive only cash in such merger event, then for all conversions for which the relevant conversion date occurs after the effective date of such merger event (A) the consideration due upon conversion of each $1,000 principal amount of Notes shall be solely cash in an amount equal to the conversion rate in effect on the conversion date (as may be increased by any additional shares pursuant to Section 13.03 of the Indenture), multiplied by the price paid per share of Common Stock in such merger event and (B) we shall satisfy the conversion obligation by paying cash to converting holders on the fifth business day immediately following the relevant conversion date. We shall notify holders, the trustee and the conversion agent (if other than the trustee) in writing of such weighted average as soon as practicable after such determination is made.
Such supplemental indenture described in the second immediately preceding paragraph shall provide for the Investor Note, and anti-dilution and other adjustments that shall be as nearly equivalent as is possible to the adjustments provided for in Article 13 of the Indenture. If, in the case of any merger event, the reference property includes shares of stock, securities or other property or assets (including cash or any combination thereof) of a person other than the successor or purchasing corporation, as the case may be, in such merger event, then such supplemental indenture shall also be executed by such other person and shall contain such additional provisions to protect the interests of the holders of the Notes as we, in good faith shall, reasonably consider necessary by reason of the foregoing.
When we execute a supplemental indenture pursuant to subsection (a) of Section 13.07 of the Indenture, we shall promptly file with the trustee an officer’s certificate briefly stating the reasons therefor, the kind or amount of cash, securities or property or asset that will comprise a unit of reference property after any such merger event, any adjustment to be made with respect thereto and that all conditions precedent have been complied with and shall promptly deliver or cause to be delivered notice thereof to all holders. We shall cause notice of the execution of such supplemental indenture to be delivered to each holder, as provided for in the Indenture, within 20 days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture.

We shall not become a party to any merger event unless its terms are consistent with Section 13.07 of the Indenture. None of the foregoing provisions shall affect the right of a holder of Notes to convert its Notes into cash, shares of Common Stock or a combination of cash and shares of Common Stock, as applicable, as set forth in Section 13.01 and Section 13.02 of the Indenture, prior to the effective date of such merger event.
The above provisions shall similarly apply to successive merger events.
Upon the consummation of any merger event, references to “Common Stock” shall be deemed to refer to any reference property that constitutes capital stock after giving effect to such merger event.
Adjustment to the Conversion Rate Upon the Occurrence of a Make-Whole Fundamental Change
If the effective date of a make-whole fundamental change occurs prior to the maturity date and a holder elects to convert its Notes in connection with such make-whole fundamental change, we shall, under the circumstances described below, increase the conversion rate for the Notes so surrendered for conversion by a number of additional shares of Common Stock (the “additional shares”), as described below. A conversion of Notes shall be deemed for these purposes to be “in connection with” such make-whole fundamental change if the relevant notice of conversion is received by the conversion agent from, and including, the effective date of the make-whole fundamental change up to, and including, the business day immediately prior to the related fundamental change repurchase date (or, in the case of an exempted fundamental change or a make-whole fundamental change that would have been a fundamental change but for the proviso in clause (b) of the definition thereof, the 35th trading day immediately following the effective date of such make-whole fundamental change) (such period, the “make-whole fundamental change period”).
Upon surrender of Notes for conversion in connection with a make-whole fundamental change, we shall, at our option, satisfy the related conversion obligation by physical settlement, cash settlement or combination settlement in accordance with Section 13.02 of the Indenture based on the conversion rate as increased to reflect the additional shares pursuant to the table below; provided, however, that if, at the effective time of a make-whole fundamental change described in clause (b) of the definition of fundamental change, the reference property following such make-whole fundamental change is composed entirely of cash, for any conversion of Notes following the effective date of such make-whole fundamental change, the conversion obligation shall be calculated based solely on the stock price for the transaction and shall be deemed to be an amount of cash per $1,000 principal amount of converted Notes equal to the conversion rate (including any adjustment for additional shares), multiplied by such stock price. In such event, the conversion obligation shall be determined and paid to holders in cash on the fifth business day following the conversion date. We shall notify the holders of Notes, the trustee and the conversion agent (if other than the trustee) of the effective date of any make-whole fundamental change no later than five business days after such effective date.
The number of additional shares, if any, by which the conversion rate shall be increased for conversion in connection with a make-whole fundamental change shall be determined by reference to the table below, based on the date on which the make-whole fundamental change occurs or becomes effective and the price (the “stock price”) paid (or deemed to be paid) per share of the Common Stock in the make-whole fundamental change. If the holders of the Common Stock receive in exchange for their Common Stock only cash in a make-whole fundamental change described in clause (b) of the definition of fundamental change, the stock price shall be the cash amount paid per share. Otherwise, the stock price shall be the average of the last reported sale prices of the Common Stock over the five consecutive trading day period ending on, and including, the trading day immediately preceding the effective date of the make-whole fundamental change. We, in good faith, shall make appropriate adjustments to the stock price to account for any adjustment to the conversion rate that becomes effective, or any event requiring an adjustment to the conversion rate where the ex-dividend date, effective date (as such term is used in Section 13.04 of the Indenture) or expiration date of the event occurs, during such five consecutive trading day period.

The stock prices set forth in the column headings of the table below shall be adjusted as of any date on which the conversion rate of the Notes is otherwise adjusted. The adjusted stock prices shall equal the stock prices applicable immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the conversion rate immediately prior to such adjustment giving rise to the stock price adjustment and the denominator of which is the conversion rate as so adjusted. The number of additional shares set forth in the table below shall be adjusted in the same manner and at the same time as the conversion rate as set forth in Section 13.04 of the Indenture.
The following table sets forth the number of additional shares of Common Stock by which the conversion rate shall be increased per $1,000 principal amount of Notes pursuant to Section 13.03 of the Indenture for each stock price and effective date set forth below:

	Stock Price
Effective Date	$40.74	$44.00	$48.89	$55.00	$70.00	$90.00	$120.00	$150.00	$250.00	$350.00	$500.00
November 8, 2022	4.0905	3.3777	2.6034	1.9651	1.1737	0.7540	0.4800	0.3328	0.1082	0.0259	0.0000
November 15, 2023	4.0905	3.2630	2.4228	1.7547	0.9861	0.6224	0.3984	0.2779	0.0914	0.0213	0.0000
November 15, 2024	4.0905	3.1048	2.1849	1.4880	0.7674	0.4779	0.3093	0.2172	0.0724	0.0164	0.0000
November 15, 2025	4.0905	2.8691	1.8495	1.1340	0.5150	0.3226	0.2126	0.1500	0.0504	0.0108	0.0000
November 15, 2026	4.0905	2.5516	1.3637	0.6558	0.2459	0.1636	0.1097	0.0777	0.0264	0.0052	0.0000
November 15, 2027	4.0905	2.2723	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000
The exact stock price and effective date may not be set forth in the table above, in which case:
•if the stock price is between two stock prices in the table above or the effective date is between two effective dates in the table above, the number of additional shares by which the conversion rate shall be increased shall be determined by a straight-line interpolation between the number of additional shares set forth for the higher and lower stock prices and the earlier and later effective dates, as applicable, based on a 365-day year;
•if the stock price is greater than $500.00 per share (subject to adjustment in the same manner as the stock prices set forth in the column headings of the table above pursuant to Section 13.03(d) of the Indenture), no additional shares shall be added to the conversion rate; and
•(iii) if the stock price is less than $40.74 per share (subject to adjustment in the same manner as the stock prices set forth in the column headings of the table above pursuant to Section 13.03(d) of the Indenture), no additional shares shall be added to the conversion rate.
Notwithstanding the foregoing, in no event shall the conversion rate per $1,000 principal amount of Notes exceed 24.5431 shares of Common Stock, subject to adjustment in the same manner as the conversion rate pursuant to Section 13.04 of the Indenture.
Nothing in Section 13.03 of the Indenture shall prevent an adjustment to the conversion rate pursuant to Section 13.04 of the Indenture in respect of a make-whole fundamental change.

Holders May Require Us to Repurchase Their Notes Upon a Fundamental Change
If a fundamental change occurs at any time prior to the maturity date, each holder shall have the right, at such holder’s option, to require us to repurchase for cash all of such holder’s Notes, or any portion thereof that is equal to $1,000 or an integral multiple of $1,000, on the date (the “fundamental change repurchase date”) specified by us that is not less than 20 or more than 35 days following the date of the fundamental change company notice at a repurchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest thereon to, but excluding, the fundamental change repurchase date (the “fundamental change repurchase price”), unless the fundamental change repurchase date falls after a regular record date but on or prior to the interest payment date to which such regular record date relates, in which case we shall instead pay the full amount of accrued and unpaid interest to holders of record as of such regular record date, and the fundamental change repurchase price shall be equal to 100% of the principal amount of Notes to be repurchased pursuant to Article 14 of the Indenture.
Repurchases of Notes under Section 14.01 of the Indenture shall be made, at the option of the holder thereof, upon:
•delivery to the paying agent by a holder of a duly completed notice (the “fundamental change repurchase notice”) in the form set forth in attachment 2 to the form of Note attached to the Indenture as Exhibit A, if the Notes are physical Notes, or in compliance with the depositary’s applicable procedures for surrendering interests in Global Notes, if the Notes are Global Notes, in each case on or before the close of business on the business day immediately preceding the fundamental change repurchase date; and
•delivery of the Notes, if the Notes are physical Notes, to the paying agent at any time after delivery of the fundamental change repurchase notice (together with all necessary endorsements for transfer) at the corporate trust office of the paying agent, or book-entry transfer of the Notes, if the Notes are Global Notes, in compliance with the applicable procedures of the depositary, in each case such delivery being a condition to receipt by the holder of the fundamental change repurchase price therefor.
The fundamental change repurchase notice in respect of any Notes to be repurchased shall state:
•in the case of physical Notes, the certificate numbers of the Notes to be delivered for repurchase;
•the portion of the principal amount of Notes to be repurchased, which must be $1,000 or an integral multiple thereof; and
•that the Notes are to be repurchased by us pursuant to the applicable provisions of the Notes and the Indenture;
provided, however, that if the Notes are Global Notes, the fundamental change repurchase notice must comply with appropriate depositary procedures.
Notwithstanding anything in the Indenture to the contrary, any holder delivering to the paying agent the fundamental change repurchase notice contemplated by Section 14.01 of the Indenture shall have the right to withdraw, in whole or in part, such fundamental change repurchase notice at any time prior to the close of business on the business day immediately preceding the fundamental change repurchase date by delivery of a written notice of withdrawal to the paying agent in accordance with Section 14.02 of the Indenture, in the case of physical Notes, or through the applicable procedures of the depositary, in the case of Global Notes.
The paying agent shall promptly notify us of the receipt by it of any fundamental change repurchase notice or written notice of withdrawal thereof.

On or before the 20th business day after the occurrence of the effective date of a fundamental change, we shall provide to all holders of Notes and the trustee and the paying agent (in the case of a paying agent other than the trustee) a notice (the “fundamental change company notice”) of the occurrence of the effective date of a fundamental change and of the repurchase right at the option of the holders arising as a result thereof. In the case of physical Notes, such notice shall be by first class mail or, in the case of Global Notes, such notice shall be delivered in accordance with the applicable procedures of the depositary. Simultaneously with providing such notice, we shall publish such information on our website or through such other public medium as we may use at that time. Each fundamental change company notice shall specify:
•the events causing the fundamental change;
•the effective date of the fundamental change;
•the last date on which a holder may exercise the repurchase right pursuant to Article 14 of the Indenture;
•the fundamental change repurchase price;
•the fundamental change repurchase date;
•the name and address of the paying agent and the conversion agent, if applicable;
•if applicable, the conversion rate and any adjustments to the conversion rate as a result of the fundamental change (or related make-whole fundamental change);
•that the Notes with respect to which a fundamental change repurchase notice has been delivered by a holder may be converted only if the holder withdraws the fundamental change repurchase notice in accordance with the terms of the Indenture; and
•the procedures that holders must follow to require us to repurchase their Notes.
No failure by us to give the foregoing notices and no defect therein shall limit the holders’ repurchase rights or affect the validity of the proceedings for the repurchase of the Notes pursuant to Section 14.01 of the Indenture.
At our written request given at least two (2) business days before such notice is to be sent (or such shorter period as shall be acceptable to the trustee), the trustee shall give such notice in our name and at our expense; provided, however, that, in all cases, the text of such fundamental change company notice shall be prepared by us.
Notwithstanding the foregoing, no Notes may be repurchased by us on any date at the option of the holders upon a fundamental change if the principal amount of the Notes has been accelerated, and such acceleration has not been rescinded, on or prior to such date (except in the case of an acceleration resulting from a default by us in the payment of the fundamental change repurchase price with respect to such Notes). The paying agent will promptly return to the respective holders thereof any physical Notes held by it during the acceleration of the Notes (except in the case of an acceleration resulting from a default by us in the payment of the fundamental change repurchase price with respect to such Notes), or any instructions for book-entry transfer of the Notes in compliance with the applicable procedures of the depositary shall be deemed to have been canceled, and, upon such return or cancellation, as the case may be, the fundamental change repurchase notice with respect thereto shall be deemed to have been withdrawn.

Notwithstanding anything to the contrary in Section 14.01 of the Indenture, we shall not be required to send a fundamental change company notice, or offer to repurchase or repurchase any Notes, as set forth in Article 14 of the Indenture, in connection with a fundamental change occurring pursuant to clause (b)(A) or (B) (or pursuant to clause (a) that also constitutes a fundamental change occurring pursuant to clause (b)(A) or (B)) of the definition thereof within the Indenture, if: (i) such fundamental change constitutes a merger event whose reference property consists entirely of cash in U.S. dollars; (ii) immediately after such fundamental change, the Notes become convertible (pursuant to Section 13.07 and, if applicable, Section 13.03 of the Indenture) into consideration that consists solely of U.S. dollars in an amount per $1,000 principal amount of Notes that equals or exceeds the fundamental change repurchase price per $1,000 principal amount of Notes (calculated assuming that the same includes the maximum amount of accrued but unpaid interest payable as part of the fundamental change repurchase price for such fundamental change); and (iii) we timely send the notice relating to such fundamental change required pursuant to Section 14.01(c) of the Indenture. Any fundamental change with respect to which, in accordance with the provisions described in Section 14.01(e) of the Indenture, we are not required to offer to repurchase any Notes is referred to in the Indenture as an “exempted fundamental change.”
Additionally, we shall not be required to repurchase, or make an offer to repurchase Notes upon the occurrence of a fundamental change otherwise required under Section 14.01 of the Indenture if a third party makes an offer to purchase Notes in a manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to such an offer by us and such third party purchases all Notes properly tendered and not validly withdrawn under such offer to purchase.
Consolidation, Merger, Sale, Conveyance and Lease
The Indenture prohibits us in a transaction or series of transactions, from consolidating with, merging with or into, selling, conveying transferring, or leasing all or substantially all of our and our subsidiaries’ consolidated properties or assets, taken as a whole, to, another person (other than one or more of our direct or indirect domestic subsidiaries), unless:
•either (i) we are the person surviving such merger or consolidation, or (ii) the person (if not us) formed by such consolidation or into which we are merged or the person which acquires by conveyance or transfer, or which leases, all or substantially all of our and our subsidiaries’ consolidated properties and assets (such person or such person described in clause (ii), the “successor company”) shall be a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia, and the successor company (if not us) shall expressly assume by supplemental indenture all of our obligations under the Notes and the Indenture; and
•immediately after giving effect to such transaction, no default or event of default shall have occurred and be continuing under the Indenture.
When the successor company assumes all of our obligations under an indenture, except in the case of a lease, our obligations under the Indenture will terminate. Some of the transactions described above could constitute a fundamental change that permits holders to require us to repurchase their Notes, as described under “—Holders May Require Us to Repurchase Their Notes Upon a Fundamental Change.”
There is no precise, established definition of the phrase “all or substantially all of our and our subsidiaries’ consolidated properties or assets, taken as a whole” under applicable law. Accordingly, there may be uncertainty as to whether the provisions above would apply to a sale, conveyance, transfer, or lease, of less than all of our and our subsidiaries’ consolidated property or assets.
Events of Default
Each of the following events shall be an “event of default” with respect to the Notes:
•default in any payment of interest on any Note when due and payable, and the default continues for a period of 30 days;

•default in the payment of principal of any Note when due and payable on the maturity date, upon any required repurchase, upon declaration of acceleration or otherwise;
•failure by us to comply with our obligation to convert the Notes in accordance with the Indenture upon exercise of a holder’s conversion right;
•failure by us to comply with our obligations as described under “—Consolidation, Merger, Sale, Conveyance and Lease”;
•failure by us to issue a fundamental change company notice as described under “—Conversion Rights—Holders May Require Us to Repurchase Their Notes Upon a Fundamental Change” or notice of make-whole fundamental change as described under “—Conversion Rights—Adjustment to the Conversion Rate Upon the Occurrence of a Make-Whole Fundamental Change”, in each case, when due;
•failure by us for 60 days after written notice from the trustee or the holders of at least 25% in principal amount of the Notes then outstanding has been received by us to comply with any of our other agreements contained in the Notes or the Indenture;
•default by us or any significant subsidiary with respect to any mortgage, agreement or other instrument under which there may be outstanding, or by which there may be secured or evidenced, any indebtedness for money borrowed in excess of $150,000,000 (or its foreign currency equivalent) in the aggregate of us and/or any such subsidiary, whether such indebtedness now exists or shall hereafter be created (i) resulting in such indebtedness becoming or being declared due and payable prior to its stated maturity date or (ii) constituting a failure to pay the principal of any such indebtedness when due and payable (after the expiration of all applicable grace periods) at its stated maturity, upon required repurchase, upon declaration of acceleration or otherwise, and in the cases of clauses (i) and (ii) such acceleration shall not have been rescinded or annulled or such failure to pay or default shall not have been cured or waived, or such indebtedness shall not have been paid or discharged, as the case may be, within 45 days after written notice of such acceleration or failure to pay, as the case may be, has been received by us or such subsidiary of us from the trustee, or by the trustee and us from the holders of at least 25% in principal amount of the Notes then outstanding; or
•certain events of voluntary or involuntary bankruptcy, insolvency, liquidation or reorganization with respect to us or any significant subsidiary.
If one or more events of default shall have occurred and be continuing (whatever the reason for such event of default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body), then, and in each and every such case (other than an event of default involving certain events of voluntary or involuntary bankruptcy, insolvency, liquidation or reorganization with respect to us), unless the principal of all of the Notes shall have already become due and payable, either the trustee or the holders of at least 25% in aggregate principal amount of the Notes then outstanding determined in accordance with Section 8.04 of the Indenture, by notice in writing to us (and to the trustee if given by holders), may declare 100% of the principal of, and accrued and unpaid interest on, all the Notes to be due and payable immediately, and upon any such declaration the same shall become and shall automatically be immediately due and payable, anything in the Indenture or in the Notes contained to the contrary notwithstanding. If an event of default involving certain events of voluntary or involuntary bankruptcy, insolvency, liquidation or reorganization with respect to us or any our subsidiaries occurs and is continuing, 100% of the principal of, and accrued and unpaid interest, if any, on, all Notes shall become and shall automatically be immediately due and payable.

The immediately preceding paragraph, however, is subject to the conditions that if, at any time after the principal of the Notes shall have been so declared due and payable, and before any judgment or decree for the payment of the monies due shall have been obtained or entered as hereinafter provided, we shall pay or shall deposit with the trustee a sum sufficient to pay installments of accrued and unpaid interest upon all Notes and the principal of any and all Notes that shall have become due otherwise than by acceleration (with interest on overdue installments of accrued and unpaid interest, and on such principal at the rate borne by the Notes at such time) and amounts due to the trustee pursuant to Section 7.06 of the Indenture, and if (1) rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (2) any and all existing events of default under the Indenture, other than the nonpayment of the principal of and accrued and unpaid interest, if any, on Notes that shall have become due solely by such acceleration, shall have been cured or waived pursuant to Section 6.09 of the Indenture, then and in every such case (except as provided in the immediately succeeding sentence) the holders of a majority in aggregate principal amount of the Notes then outstanding, by written notice to us and to the trustee, may waive all defaults or events of default with respect to the Notes and rescind and annul such declaration and its consequences and such default shall cease to exist, and any event of default arising therefrom shall be deemed to have been cured for every purpose of the Indenture; but no such waiver or rescission and annulment shall extend to or shall affect any subsequent default or event of default, or shall impair any right consequent thereon. Notwithstanding anything to the contrary in the Indenture, no such waiver or rescission and annulment shall extend to or shall affect any default or event of default resulting from (i) the nonpayment of the principal (including the fundamental change repurchase price, if applicable) of, or accrued and unpaid interest on, any Notes, (ii) a failure to repurchase any Notes when required or (iii) a failure to pay or deliver, as the case may be, the consideration due upon conversion of the Notes.
Notwithstanding anything in the Indenture or in the Notes to the contrary, to the extent we elect, the sole remedy for an event of default relating to our failure to comply with our obligations as set forth in Section 4.06(b) of the Indenture shall, for the first 365 days after the occurrence of such an event of default, consist exclusively of the right to receive additional interest on the Notes at a rate equal to (i) 0.25% per annum of the principal amount of the Notes outstanding for each day during the first 180 calendar days on which such event of default is continuing beginning on, and including, the date on which such event of default first occurs and ending on the 180th calendar day after the occurrence of such event of default (or, if earlier, the date on which such event of default is cured or waived as provided for in the Indenture) and (ii) 0.50% per annum of the principal amount of the Notes outstanding for each day from, and including, the 181st calendar day to, and including, the 365th calendar day after the occurrence of such an event of default during which such event of default is continuing (or, if earlier, the date on which such event of default is cured or waived as provided for in the Indenture). If we so elect, such additional interest shall be payable in the same manner and on the same dates as regular interest on the Notes. On the 366th day after such event of default (if the event of default relating to our failure to comply with its obligations as set forth in Section 4.06(b) of the Indenture is not cured or waived prior to such 366th day), the Notes shall be immediately subject to acceleration as provided in the immediately preceding paragraphs. In the event we do not elect to pay additional interest following an event of default in accordance with this paragraph or we elected to make such payment but do not pay the additional interest when due, the Notes shall be immediately subject to acceleration as provided in the immediately preceding paragraphs.
Modification and Waiver
We may amend or supplement the Indenture or the Notes with the consent of the holders of at least a majority in aggregate principal amount of the then outstanding Notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes). In addition, subject to certain exceptions, the holders of at least a majority in aggregate principal amount of the outstanding Notes may waive by consent any default or event of default of the Company in accordance with the Indenture or Notes. However, without the consent of the holders of each outstanding Note affected, no amendment, supplement or waiver may:
•reduce the amount of Notes whose holders must consent to an amendment;

•reduce the rate of or extend the stated time for payment of interest on any Note;
•reduce the principal of or extend the maturity date of any Note;
•make any change that impairs or adversely affects the conversion rights of any Notes;
•reduce the fundamental change repurchase price of any Note or amend or modify in any manner adverse to the holders our obligation to make such payments, whether through an amendment or waiver of provisions in the covenants, definitions or otherwise;
•make any Note payable in a currency or at a place of payment other than that stated in the Note;
•change the ranking of the Notes;
•impair the right of any holder to receive payment of principal and interest on such holder’s Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such holder’s Notes; or
•make any change in Article 10 of the Indenture that requires each holder’s consent or in the waiver provisions in Section 6.02 or Section 6.09 of the Indenture.
Notwithstanding the foregoing or anything to the contrary, so long as any Investor Notes are outstanding, without the consent of 100% of the aggregate principal amount of the Investor Notes held by the Silver Lake Purchasers, together with their respective affiliates (as certified to the trustee by us), an amendment, supplement or waiver, including a waiver pursuant to Section 6.09 of the Indenture, may not modify any provision contained in the Indenture specifically and uniquely applicable to the investor Notes in a manner adverse to the holders of, or the holders of a beneficial interest in, the Investor Notes; provided that, the consent of a holder of the Investor Notes other than the Silver Lake Purchasers, together with their respective affiliates, shall not be required unless such amendment, supplement or waiver impacts such holder in a materially disproportionately adverse manner.
We and the trustee, at our expense, may amend or supplement the Indenture or the Notes without notice to or the consent of any holder of the Notes to:
•to cure any ambiguity, omission, defect or inconsistency in the Indenture or the Notes in a manner that does not, individually or in the aggregate, materially adversely affect the rights of any holder;
•to provide for the assumption by a successor company of our obligations under the Indenture and the Notes pursuant to the provisions of “—Consolidation, Merger, Sale, Conveyance and Lease”;
•to add guarantees with respect to the Notes;
•to secure the Notes;
•to add to our covenants or events of default for the benefit of the holders or surrender any right or power conferred upon us;
•to make any change that does not adversely affect the rights of any holder;
•to increase the conversion rate as provided in the Indenture;
•to provide for the acceptance of appointment by a successor trustee pursuant to Section 7.09 of the Indenture or to facilitate the administration of the trusts by more than one trustee;
•subject to Section 13.02(a)(v) of the Indenture, to irrevocably elect a settlement method and/or irrevocably elect a minimum specified dollar amount, or to eliminate our right to elect a settlement method; provided, however, that no such election or elimination will affect any settlement method theretofore elected (or deemed to be elected) with respect to any Note pursuant to the provisions of Article 13 of the Indenture; or

•in connection with any merger event, provide that the Notes are convertible into reference property, subject to the provisions of Section 13.02 of the Indenture, and make such related changes to the terms of the Notes to the extent expressly required by Section 13.07 of the Indenture.
Discharge
We may generally satisfy and discharge our obligations under the Indenture:
•by delivering all outstanding Notes to the trustee for cancellation; or
•if after such Notes have become due and payable at their scheduled maturity, upon conversion or repurchase upon fundamental change, by irrevocably depositing with the trustee or the paying agent (if the paying agent is not us or any of our affiliates) cash (or, in the case of conversion, delivering to the holders cash, Common Stock (and cash in lieu of any fractional shares) or a combination thereof, as applicable, solely to satisfy our conversion obligation) sufficient to satisfy all obligations due on all outstanding Notes and paying all other sums due and payable under the Indenture.
Calculations in Respect of Notes
We are responsible for making all calculations called for under the Notes. These calculations include, but are not limited to, determinations of the last reported sale prices of the Common Stock, the daily VWAPs, the daily conversion values, the daily settlement amounts, accrued interest payable on the Notes, any additional interest payable and the conversion rate of the Notes. We shall make all these calculations in good faith and, absent manifest error, our calculations shall be final and binding on holders of Notes. We shall provide a schedule of its calculations to each of the trustee, the paying agent (if other than us) and the conversion agent (if other than the trustee), and each of the trustee, the paying agent and the conversion agent is entitled to rely conclusively upon the accuracy of our calculations without independent verification. The trustee will forward our calculations to any holder of Notes upon the written request of that holder at the sole cost and expense of us.
No Personal Liability of Directors, Officers, Employees or Stockholders
No recourse for the payment of the principal of or accrued and unpaid interest on any Note, nor for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Company in the Indenture or in any supplemental indenture or in any Note, nor because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, employee, agent, officer or director or subsidiary, as such, past, present or future, of the Company or of any successor corporation, either directly or through the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that all such liability was expressly waived and released as a condition of, and as a consideration for, the execution of the Indenture and the issue of the Notes. However, this waiver and release may not be effective to waive liabilities under U.S. federal securities laws, and it is the view of the SEC that such a waiver is against public policy.

Annual Reports
We must provide the trustee with a copy of any documents or reports we must file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act no later than the date 15 business days after such reports must be filed with the SEC (after giving effect to any grace period provided by Rule 12b-25 (or any successor rule) under the Exchange Act). The filing of these reports with the SEC through its EDGAR database (or any successor system) will satisfy our obligation to furnish those reports to the trustee. In addition, at any time we are not subject to Section 13 or 15(d) of the Exchange Act, we will, so long as any of the Notes or any shares of Common Stock issuable upon conversion thereof shall, at such time, constitute “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, promptly provide to the trustee and will, upon written request, provide to any holder, beneficial owner or prospective purchaser of such Notes or any shares of Common Stock issuable upon conversion of such Notes, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act to facilitate the resale of such Notes or shares of Common Stock pursuant to Rule 144A.
Purchase and Cancellation
The registrar, paying agent and conversion agent will forward to the trustee any Notes surrendered to them for transfer, exchange, payment or conversion, and the trustee will promptly cancel those Notes in accordance with its customary procedures. We will not issue new Notes to replace Notes that we have paid in full or delivered to the trustee for cancellation or that any holder has converted.
We may, to the extent permitted by law, repurchase Notes in the open market or otherwise, whether by the Company or our subsidiaries or through a private or public tender or exchange offer or through counterparties to private agreements, including by cash-settled swaps or other derivatives. We may, at our option surrender to the trustee for cancellation any Notes we purchase in this manner. Notes surrendered to the trustee for cancellation may not be reissued or resold and will be promptly cancelled.
Replacement of Notes
We will replace mutilated, lost, destroyed or stolen Notes upon delivery to the trustee of the mutilated Notes or evidence of the loss, destruction or theft of the Notes satisfactory to the trustee and us. In the case of a lost, destroyed or stolen Note, we or the trustee may require, at the expense of the holder, indemnity reasonably satisfactory to us and the trustee.
Trustee and Transfer Agent
The trustee for the Notes is U.S. Bank Trust Company, National Association. We have appointed the trustee as the paying agent, registrar and conversion agent with regard to the Notes. The Indenture permits the trustee to deal with us and any of our affiliates with the same rights the trustee would have if it were not trustee. U.S. Bank Trust Company, National Association and its affiliates have in the past provided or may from time to time in the future provide banking and other services to us in the ordinary course of their business.
The holders of at least a majority in aggregate principal amount of the Notes then outstanding have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, subject to certain exceptions. If an event of default occurs and is continuing, the trustee must exercise its rights and powers under the Indenture using the same degree of care and skill as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs. If an event of default occurs and is continuing, the indenture does not obligate the trustee to exercise any of its rights or powers at the request or direction of the holders, unless the holders have offered to the trustee security or indemnity that is satisfactory to the trustee against the losses, expenses and liabilities that the trustee may incur to comply with the request or direction.
Listing and Trading
We do not intend to apply for listing of the Notes on any securities exchange or to arrange for their quotation on any interdealer quotation system. Our Common Stock is listed on the New York Stock Exchange under the symbol “U.”

Registration Rights
We and the initial holders of the Notes are parties to the Investment Agreement with respect to the Notes, which provides the Selling Securityholders with certain registration rights. Pursuant to the Investment Agreement, we will use our commercially reasonable efforts to keep the shelf registration statement of which this prospectus is a part continuously effective until the earlier of (i) the date on which all Registrable Securities (as defined in the Investment Agreement) have been sold in accordance with the “Plan of Distribution” disclosed in this prospectus or (ii) there otherwise cease to be any Registrable Securities.
Form, Denomination and Registration of Notes
The Notes have been issued in registered form, without coupons, in minimum denominations and integral multiples of $1,000 principal amount, in the form of securities as set forth in the Indenture. None of us, the trustee, the note registrar or any co-note registrar shall be required to exchange for other Notes or register a transfer of (i) any Notes surrendered for conversion or, if a portion of any Note is surrendered for conversion, such portion thereof surrendered for conversion or (ii) any Notes, or a portion of any Note, surrendered for repurchase (and not withdrawn) in accordance with Article 14 of the Indenture, except the unpurchased portion of any Note being repurchased in part.
Physical securities may be issued in exchange for interests in a global security solely pursuant to the Indenture. So long as the Notes are eligible for book-entry settlement with the depositary, unless otherwise required by law, subject to the fourth paragraph from the end of Section 2.05(c) of the Indenture, all Notes shall be represented by one or more Notes in global form (each, a “Global Note”) registered in the name of the depositary or the nominee of the depositary. The transfer and exchange of beneficial interests in a Global Note that does not involve the issuance of a physical Note shall be effected through the depositary (but not the trustee or the custodian) in accordance with the Indenture (including the restrictions on transfer set forth in the Indenture) and the applicable procedures of the depositary therefor. Each Global Note shall represent such principal amount of the outstanding Notes as shall be specified therein and shall provide that it shall represent the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be increased or reduced to reflect redemptions, repurchases, cancellations, conversions, transfers, exchanges or issuances of additional Notes permitted hereby (to the extent such issuances are fungible with the Notes represented by such Global Note for U.S. federal income tax and securities law purposes). Any endorsement of a Global Note to reflect the amount of any increase or decrease in the amount of outstanding Notes represented thereby shall be made by the trustee or the custodian, at the direction of the trustee, in such manner and upon instructions given by the holder of such Notes in accordance with the Indenture. Payment of principal (including the fundamental change repurchase price if applicable) of, and accrued and unpaid interest on, a Global Note shall be made to the holder of such Note on the date of payment, unless a record date or other means of determining holders eligible to receive payment is provided for in the Indenture. All Notes presented or surrendered for registration of transfer or for exchange, repurchase or conversion shall (if so required by us, the trustee, the note registrar or any co-note registrar) be duly endorsed, or be accompanied by a written instrument or instruments of transfer in form satisfactory to us and duly executed, by the holder thereof or its attorney-in-fact duly authorized in writing.
We, the trustee, the note registrar and any co-note registrar or the paying agent will not impose a service charge in connection with any transfer or exchange of any Note.
Governing Law
The Indenture and the Notes, and any claim, controversy or dispute arising under or related to the Indenture or the Notes, are governed by and will be construed in accordance with the laws of the State of New York.

DESCRIPTION OF CAPITAL STOCK
The following is a summary of the rights of our capital stock and related provisions of our amended and restated certificate of incorporation (“certificate of incorporation”), amended and restated bylaws (“bylaws”), the investor rights agreement and relevant provisions of Delaware General Corporation Law. The descriptions herein are qualified in their entirety by our certificate of incorporation, bylaws and investor rights agreement, which are filed as exhibits to the registration statement of which this prospectus forms a part, and incorporated by reference herein, as well as the relevant provisions of Delaware General Corporation Law. See the sections entitled “Where You Can Find More Information” and “Incorporation by Reference” above.
General
Our authorized capital stock consists of 1,100,000,000 shares, all with a par value of $0.000005 per share, of which:
•1,000,000,000 shares are designated as Common Stock; and
•100,000,000 shares are designated as preferred stock.
The rights, preferences, and privileges of the holders of our Common Stock are subject to and may be adversely affected by the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future.
Common Stock
Voting Rights
Holders of our Common Stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders, including the election of directors, and do not have cumulative voting rights. Accordingly, the holders of a majority of the outstanding shares of Common Stock entitled to vote in any election of directors can elect all of the directors standing for election, if they so choose, other than any directors that holders of any preferred stock we may issue may be entitled to elect.
Dividend Rights
Subject to preferences that may be applicable to any then-outstanding preferred stock, holders of Common Stock are entitled to receive ratably those dividends, if any, as may be declared by the board of directors out of legally available funds.
Liquidation Rights
In the event of our liquidation, dissolution, or winding up, the holders of Common Stock will be entitled to share ratably in the assets legally available for distribution to stockholders after the payment of or provision for all of our debts and other liabilities, subject to the prior rights of any preferred stock then-outstanding.
No Preemptive or Similar Rights
Holders of Common Stock have no preemptive or conversion rights or other subscription rights and there are no redemption or sinking funds provisions applicable to our Common Stock.
Fully Paid and Non-Assessable
All outstanding shares of Common Stock are duly authorized, validly issued, fully paid, and nonassessable.

Registration Rights
Amended and Restated Investor Rights Agreement
We are party to an amended and restated investor rights agreement that provides that certain holders of Common Stock have certain registration rights as set forth below. The registration of shares of Common Stock by the exercise of registration rights described below would enable the holders to sell these shares without restriction under the Securities Act when the applicable registration statement is declared effective. We will pay the registration expenses, other than underwriting discounts and commissions, of the shares registered by the demand, piggyback and Form S-3 registrations described below. Generally, in an underwritten offering, the lead underwriter, if any, has the right, subject to specified conditions, to limit the number of shares such holders may include. The demand, piggyback and Form S-3 registration rights described below will expire five years after the closing of our initial public offering, or with respect to any particular stockholder, at such time that such stockholder can sell all of its shares entitled to registration rights under Rule 144 of the Securities Act during any 90-day period.
Demand Registration Rights
At any time, the holders of at least 30% of the registrable securities outstanding may request that we register all or a portion of those shares. We are obligated to effect only two such registrations. Such request for registration must cover 25% of such shares or such less amount as would have an anticipated aggregate offering price of at least $15.0 million.
Piggyback Registration Rights
    In the event that we propose to register any of our securities under the Securities Act, either for our own account or for the account of other security holders, the holders of the registrable securities will be entitled to certain piggyback registration rights allowing the holder to include their shares in such registration, subject to certain marketing and other limitations. As a result, whenever we propose to file a registration statement under the Securities Act, other than with respect to a registration relating to (i) the issuance of securities by us pursuant to a stock option, stock purchase or other similar benefit plan, (ii) an SEC Rule 145 transaction or (iii) a registration in which the only stock being registered is stock issuable upon conversion of debt securities that are also being registered, the holders of these shares are entitled to notice of the registration, and have the right to include their shares in the registration, subject to limitations that the underwriters may impose on the number of shares included in the offering.
Form S-3 Registration Rights
At any time, the holders of at least 30% of the registrable securities outstanding can make a request that we register their shares on Form S-3 if we are qualified to file a registration statement on Form S-3 and if the anticipated aggregate price of the shares offered would equal to or exceed $5.0 million. We will not be required to effect more than two registrations on Form S-3 within any 12-month period.

Preferred Stock
The preferred stock may be issued from time to time in one or more series. Our board of directors is hereby expressly authorized to provide for the issue of all or any of the shares of the preferred stock in one or more series, and to fix the number of shares and to determine or alter for each such series, such voting powers, full or limited, or no voting powers, and such designation, preferences, and relative, participating, optional, or other rights and such qualifications, limitations, or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by our board of directors providing for the issuance of such shares and as may be permitted by the DGCL. Our board of directors is also expressly authorized to increase or decrease the number of shares of any series subsequent to the issuance of shares of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be decreased in accordance with the foregoing sentence, the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution originally fixing the number of shares of such series. The number of authorized shares of preferred stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of the outstanding shares of stock of the Company entitled to vote thereon, without a separate vote of the holders of the preferred stock, or of any series thereof, irrespective of Section 242(b)(2) of the DGCL, unless a vote of any such holders is required pursuant to the terms of any certificate of designation filed with respect to any series of preferred stock.
Anti-Takeover Effects of Delaware Law and Our Certificate of Incorporation and Bylaws
Some provisions of Delaware law, our certificate of incorporation and our bylaws contain provisions that could make the following transactions more difficult: an acquisition of us by means of a tender offer; an acquisition of us by means of a proxy contest or otherwise; or the removal of our incumbent officers and directors. It is possible that these provisions could make it more difficult to accomplish or could deter transactions that stockholders may otherwise consider to be in their best interest or in our best interests, including transactions which provide for payment of a premium over the market price for our shares.
These provisions, summarized below, are intended to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors. We believe that the benefits of the increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging these proposals because negotiation of these proposals could result in an improvement of their terms.
Anti-Takeover Effects of Certain Provisions of Our Certificate of Incorporation and Bylaws
Preferred Stock
Our board of directors has the authority, without further action by our stockholders, to issue up to 100,000,000 shares of undesignated preferred stock with rights and preferences, including voting rights, designated from time to time by our board of directors. The existence of authorized but unissued shares of preferred stock would enable our board of directors to render more difficult or to discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest, or other means.
Stockholder Meetings
Our bylaws provide that a special meeting of stockholders may be called only by our chairperson of the board of directors, Chief Executive Officer or President (in the absence of a Chief Executive Officer), or by a resolution adopted by a majority of our board of directors.

Requirements for Advance Notification of Stockholder Nominations and Proposals
Our bylaws establish advance notice procedures with respect to stockholder proposals to be brought before a stockholder meeting and the nomination of candidates for election as directors, other than nominations made by or at the direction of our board of directors, or a committee of our board of directors.
Prohibition of Stockholder Action by Written Consent
Our certificate of incorporation and bylaws eliminate the right of our stockholders to act by written consent without a meeting of the stockholders.
Staggered Board
Our board of directors is divided into three classes. The directors in each class will serve for a three-year term, one class being elected each year by our stockholders. This system of electing and removing directors may tend to discourage a third-party from making a tender offer or otherwise attempting to obtain control of us because it generally makes it more difficult for stockholders to replace a majority of the directors.
Removal of Directors
Our certificate of incorporation provides that no member of our board of directors may be removed from office by our stockholders except for cause and, in addition to any other vote required by law, upon the approval of not less than two-thirds of the total voting power of all of our outstanding voting stock then entitled to vote in the election of directors.
Stockholders Not Entitled to Cumulative Voting
Our certificate of incorporation does not permit stockholders to cumulate their votes in the election of directors. Accordingly, the holders of a majority of the outstanding shares of Common Stock entitled to vote in any election of directors can elect all of the directors standing for election, if they choose, other than any directors that holders of our preferred stock may be entitled to elect.
Amendment of Charter Provisions
The amendment of any of the above provisions, except for the provision making it possible for our board of directors to issue preferred stock, would require approval by holders of at least two-thirds of the total voting power of all of our outstanding voting stock.
Section 203 of the Delaware General Corporation Law
We are subject to Section 203 of the DGCL (“Section 203”), which generally prohibits a publicly held Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years after the date that such stockholder became an interested stockholder, with the following exceptions:
•before such date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;
•upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction began, excluding for purposes of determining the voting stock outstanding, but not the outstanding voting stock owned by the interested stockholder, those shares owned (1) by persons who are directors and also officers and (2) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•on or after such date, the business combination is approved by the board of directors and authorized at an annual or special meeting of the stockholders, and not by written consent, by the affirmative vote of at least 66 2⁄3% of the outstanding voting stock that is not owned by the interested stockholder.
In general, Section 203 defines a “business combination” to include the following:
•any merger or consolidation involving the corporation and the interested stockholder;
•any sale, transfer, pledge, or other disposition of 10% or more of the market value of the assets of the corporation involving the interested stockholder;
•subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;
•any transaction involving the corporation that has the effect of increasing, other than immaterial increases in, the proportionate share of the stock or any class or series of the corporation beneficially owned by the interested stockholder; or
•the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges, or other financial benefits by or through the corporation.
In general, Section 203 defines an “interested stockholder” as an entity or person who, together with the person’s affiliates and associates, beneficially owns, or within three years prior to the time of determination of interested stockholder status did own, 15% or more of the outstanding voting stock of the corporation.
Choice of Forum
Our certificate of incorporation provides that the Court of Chancery of the State of Delaware (or, if and only if the Court of Chancery of the State of Delaware lacks subject matter jurisdiction, any state court located within the State of Delaware or, if and only if all such state courts lack subject matter jurisdiction, the federal district court for the District of Delaware) is the sole and exclusive forum for the following types of actions or proceedings under Delaware statutory or common law: (i) any derivative action or proceeding brought on our behalf; (ii) any action or proceeding asserting a claim of breach of a fiduciary duty owed by any of our current or former directors, officers, or other employees to us or our stockholders; (iii) any action or proceeding asserting a claim against us or any of our current or former directors, officers or other employees arising out of or pursuant to any provision of the DGCL, our certificate of incorporation or our bylaws; (iv) any action or proceeding to interpret, apply, enforce or determine the validity of our certificate of incorporation or our bylaws (including any right, obligation, or remedy thereunder); (v) any action or proceeding as to which the DGCL confers jurisdiction to the Court of Chancery of the State of Delaware; and (vi) any action or proceeding asserting a claim against us or any of our current or former directors, officers, or other employees that is governed by the internal affairs doctrine, in all cases to the fullest extent permitted by law and subject to the court’s having personal jurisdiction over the indispensable parties named as defendants. This choice of forum provision would not apply to suits brought to enforce a duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction, or the Securities Act. Our certificate of incorporation provides that, unless we consent in writing to the selection of an alternative forum, to the fullest extent permitted by law, the federal district courts of the United States of America will be the exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act. Additionally, our certificate of incorporation provides that any person or entity holding, owning or otherwise acquiring any interest in any of our securities shall be deemed to have notice of and consented to these provisions.

The provisions of Delaware law, our certificate of incorporation, and our bylaws could have the effect of discouraging others from attempting hostile takeovers and, as a consequence, they may also inhibit temporary fluctuations in the market price of Common Stock that often result from actual or rumored hostile takeover attempts. These provisions may also have the effect of preventing changes in the composition of our board of directors and management. It is possible that these provisions could make it more difficult to accomplish transactions that our stockholders may otherwise deem to be in their best interests.
Transfer Agent and Registrar
The transfer agent and registrar for our Common Stock is Computershare Trust Company, N.A. The transfer agent and registrar’s address is 250 Royall Street, Canton, Massachusetts 02021.
Exchange Listing
Our Common Stock is listed on the New York Stock Exchange under the symbol “U.”

SELLING SECURITYHOLDERS
On July 13, 2022, we entered into the Investment Agreement with the Initial Signatories relating to the issuance and sale to the Initial Signatories of $1,000,000,000 in aggregate principal amount of the Notes. On November 8, 2022, the Silver Lake Purchasers each executed the Joinder to assume the obligations of the Initial SL Signatories to purchase $940 million of the Notes, and each Silver Lake Purchaser agreed to become “Silver Lake Purchasers” under the Investment Agreement, and to be fully bound by, and subject to, all covenants, terms, conditions, obligations and provisions of the Investment Agreement applicable to the “Silver Lake Purchasers,” as set forth in the Joinder. On November 8, 2022, the closing under the Investment Agreement occurred and all of the Notes were issued, with $940 million of the Notes issued to the Silver Lake Purchasers and $60 million of the Notes issued to the Sequoia Purchaser.
The Notes were initially convertible into an aggregate of 20,452,600 shares of Common Stock, assuming full physical settlement of conversion, and were issued in transactions exempt from the registration requirements of the Securities Act. The Investment Agreement also provides the Investors with certain registration rights with respect to the resale of the Notes and the shares of Common Stock issuable upon conversion. The Notes are fully convertible at the option of the holders at any time prior to the close of business on the scheduled trading day immediately preceding the maturity date.
For purposes of this prospectus, the Selling Securityholders includes their permitted transferees, pledgees, assignees, distributees, donees or successors or others who later hold any of the Selling Securityholders’ interests. Our registration of the Notes and the shares of Common Stock issuable upon conversion of the Notes does not necessarily mean that the Selling Securityholders will sell all or any of such Notes or Common Stock. Except as otherwise noted, the following table sets forth certain information as of November 1, 2023 concerning the Notes and shares of Common Stock that may be offered from time to time by the Selling Securityholders with this prospectus. The information is based on information provided by or on behalf of the Selling Securityholders. In the table below, the number of shares of Common Stock that may be offered pursuant to this prospectus is calculated based on the initial conversion rate of 20.4526 shares of Common Stock per $1,000 principal amount of Notes (which is equal to an initial conversion price of approximately $48.89 per share), assuming full physical settlement of conversion. The number of shares of Common Stock issuable upon conversion of the Notes is subject to adjustment under certain circumstances described in the Indenture governing the Notes. Accordingly, the number of shares of Common Stock issuable upon conversion of the Notes and the number of shares of Common Stock beneficially owned and offered by the Selling Securityholders pursuant to this prospectus may increase or decrease from that set forth in the table below. Information about the Selling Securityholders may change over time. In particular, the Selling Securityholders identified below may have sold, transferred or otherwise disposed of all or a portion of their respective Notes since the date on which the Selling Securityholders provided us with information regarding their respective Notes. Any changed or new information given to us by the Selling Securityholders will be set forth in supplements to this prospectus or amendments to the registration statement of which this prospectus is a part, if and when necessary.

Name of Selling Securityholder	Number of Shares of Common Stock Beneficially Owned Prior to this Offering	Percentage of Outstanding Common Stock Beneficially Owned Prior to this Offering(1), (2)	Principal Amount of 2027 Notes Beneficially Owned and Offered Hereby	Number of Shares of Common Stock Issuable Upon Conversion of the 2027 Notes and Offered Hereby(2)	Percentage of Outstanding Common Stock Issuable Upon Conversion of the 2027 Notes and Offered Hereby(1), (2)	Number of Shares of Common Stock Beneficially Owned After the Offering	Percentage of Outstanding Common Stock Beneficially Owned After this Offering(1)
Entities Affiliated with Silver Lake(3)	53,960,846	13.5%(3)	940,000,000	19,225,442	4.8%	34,735,404	8.7%
Entities Affiliated with Sequoia Capital(4)	39,460,826	10.3%	60,000,000	1,227,156	*	38,233,670	10.0%
* Represents less than 1% of the number of shares of our Common Stock outstanding.
(1)The percentages reflect the 380,019,022 shares of Common Stock outstanding as of November 1, 2023. In calculating percentages of shares of Common Stock owned by a particular Selling Securityholder, we treated as outstanding the number of shares of our Common Stock issuable upon conversion of that particular Selling Securityholder’s Notes, assuming full physical settlement of conversion, and did not assume the conversion of any other Selling Securityholder’s Notes.
(2)Assumes for each $1,000 in principal amount of the Notes an initial conversion rate of 20.4526 shares of Common Stock upon conversion, assuming full physical settlement of conversion. This conversion rate is subject to adjustment, however, as described in this prospectus under “Description of Notes—Conversion Rights—Adjustment to Conversion Rate.” As a result, the number of shares of Common Stock issuable upon conversion of the Notes may increase or decrease in the future.
(3)Notes and shares of Common Stock beneficially owned and offered hereby consists of (i) $376 million principal amount of Notes held by SLP VI Union Holdings, L.P. (and up to 7,690,177 shares of Common Stock issuable to SLP VI Union Holdings, L.P. upon conversion of the Notes, assuming full physical settlement), (ii) $376 million principal amount of Notes held by SLP VI Union Holdings II, L.P. (and up to 7,690,177 shares of Common Stock issuable to SLP VI Union Holdings II, L.P. upon conversion of the Notes, assuming full physical settlement) and (iii) $188 million principal amount of Notes held by SLA Union Holdings, L.P. (and up to 3,845,088 shares of Common Stock issuable to SLA Union Holdings, L.P. upon conversion of the Notes, assuming full physical settlement). In addition, beneficial ownership reported herein includes the following: Silver Lake Partners IV, L.P. holds 19,943,044 shares of Common Stock, Silver Lake Technology Investors IV (Delaware II), L.P. holds 369,692 shares of Common Stock and SLP Union Aggregator, L.P. holds 14,422,668 shares of Common Stock.
SLP VI Union GP, L.L.C. is the general partner of SLP VI Union Holdings, L.P. SLP VI Union GP II, L.L.C. is the general partner of SLP VI Union Holdings II, L.P. SLP VI Union Aggregator, L.P. is the managing member of SLP VI Union GP, L.L.C. and SLP VI Union GP II, L.L.C. SLP VI Aggregator GP, L.L.C. is the general partner of SLP VI Union Aggregator, L.P. Silver Lake Technology Associates VI, L.P. is the managing member of SLP VI Aggregator GP, L.L.C. SLTA VI (GP), L.L.C. is the general partner of Silver Lake Technology Associates VI, L.P. SLA Union GP, L.L.C. is the general partner of SLA Union Holdings, L.P. SLA Union Aggregator, L.P. is the managing member of SLA Union GP, L.L.C. SL Alpine II Aggregator GP, L.L.C. is the general partner of SLA Union Aggregator, L.P. Silver Lake Alpine Associates II, L.P. is the managing member of SL Alpine II Aggregator GP, L.L.C. SLAA II (GP), L.L.C. is the general partner of Silver Lake Alpine Associates II, L.P. SLP Union GP, L.L.C. is the general partner of SLP Union

Aggregator, L.P. Silver Lake Technology Associates IV, L.P. is the general partner of Silver Lake Partners IV, L.P. and Silver Lake Technology Investors IV (Delaware II), L.P. and the managing member of SLP Union GP, L.L.C. SLTA IV (GP), L.L.C.is the general partner of Silver Lake Technology Associates IV, L.P. Silver Lake Group, L.L.C. is the managing member of each of SLTA VI (GP), L.L.C., SLAA II (GP), L.L.C. and SLTA IV (GP), L.L.C.
Mr. Egon Durban serves as a member of the board of directors of the Company and as Co-CEO and a Managing Member of SLG. Mr. Durban disclaims beneficial ownership of such securities.
(4)Notes and shares of Common Stock beneficially owned and offered hereby consists of $60 million principal amount of Notes held by Sequoia Capital Fund, L.P. (“SCF”) (and up to 1,227,156 shares of Common Stock issuable to SCF upon conversion of the Notes, assuming full physical settlement). In addition, beneficial ownership reported herein includes the following: (i) 3,369,879 shares of Common Stock held of record by Sequoia Capital U.S. Growth Fund VI, L.P. (“GFVI”), (ii) 241,084 shares of Common Stock held of record by Sequoia Capital U.S. Growth Principals VI Fund, L.P. (“GFVI PF”), (iii) 5,900,504 shares of Common Stock held of record by Sequoia Capital Global Growth Fund, L.P (“GGF”), (iv) 213,991 shares of Common Stock held of record by Sequoia Capital Global Growth Principals Fund, L.P. (“GGF PF”), (v) 9,002,363 shares of Common Stock held of record by Sequoia Capital Global Growth Fund III – Endurance Partners, L.P. (“GGF III”), (vi) 9,028,911 shares of Common Stock held of record by Sequoia Capital XII, LP (“XII”), (vii) 480,696 shares of Common Stock held of record by Sequoia Technology Partners XII, LP (“STP XII”), (viii) 1,372,992 shares of Common Stock held of record by Sequoia Capital XII Principals Fund, LLC (“XII PF”), (ix) 7,438,012 shares of Common Stock held of record by SCF, and (x) 1,185,238 shares of Common Stock held of record by Sequoia Capital Fund Parallel, LLC (“SCF PF”). SC XII Management, LLC is the general partner of each of XII and STP XII, and the managing member of XII PF. As a result, and by virtue of the relationships described in this footnote, SC XII Management, LLC may be deemed to share beneficial ownership of the shares held by XII, XII PF, and STP XII (collectively, the “XII Funds”). SC US (TTGP), Ltd. is (i) the general partner of SC U.S. Growth VI Management, L.P., which is the general partner of GFVI and GFVI PF (collectively, the “GFVI Funds”); (ii) the general partner of SCGGF Management, L.P., which is the general partner of each of GGF and GGF PF (collectively, the “GGF Funds”); (iii) the general partner of SCGGF III – Endurance Partners Management, L.P., which is the general partner of GGF III; and (iv) the general partner of Sequoia Capital Fund Management, L.P., which is the general partner of SCF and the manager of SCFP (collective, the “SCF Funds”). As a result, SC US (TTGP), Ltd. may be deemed to share voting and dispositive power with respect to the shares held by the GFVI Funds, the GGF Funds, GGF III, and the SCF Funds. The directors and stockholders of SC US (TTGP), Ltd. who exercise voting and investment discretion with respect to the GGF Funds are Douglas M. Leone and James J. Goetz, and the directors and stockholders of SC US (TTGP), Ltd. who exercise voting and investment discretion with respect to GGF III are Douglas M. Leone and Roelof Botha. As a result, and by virtue of the relationships described in this paragraph, each such person may be deemed to share voting and dispositive power with respect to the shares held by the GGF Funds and GGF III, as applicable. Mr. Botha serves as chairman of the board of directors of the Company and as a director and stockholder of SC US (TTGP), Ltd. Mr. Botha expressly disclaims beneficial ownership of such securities. The address for each of these entities is 2800 Sand Hill Road, Suite 101, Menlo Park, CA 94025.

Except for the transactions referred to herein and in documents filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (including director positions with the Company and the Investment Agreement), the Selling Securityholders do not have, and within the last three years have not had, any position, office or other material relationship (legal or otherwise) with us or any of our subsidiaries other than as holders of our securities.

PLAN OF DISTRIBUTION
The Selling Securityholders, including their pledgees, donees, transferees, distributees, beneficiaries or other successors in interest, may from time to time offer some or all of the Notes or shares of Common Stock (collectively, “Securities”) covered by this prospectus. To the extent required, this prospectus may be amended and supplemented from time to time to describe a specific plan of distribution.
The Selling Securityholders will not pay any of the costs, expenses and fees in connection with the registration and sale of the Securities covered by this prospectus, but will pay any and all underwriting discounts, selling commissions and stock transfer taxes, if any, attributable to sales of the Securities. We will not receive any proceeds from the sale of the Securities covered hereby.
The Selling Securityholders may sell the Securities covered by this prospectus from time to time, and may also decide not to sell all or any of the Securities that they are allowed to sell under this prospectus. The Selling Securityholders will act independently of us in making decisions regarding the timing, manner and size of each sale. These dispositions may be at fixed prices, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at varying prices determined at the time of sale, or at privately negotiated prices. Sales may be made by the Selling Securityholders in one or more types of transactions, which may include:
•purchases by underwriters, dealers and agents who may receive compensation in the form of underwriting discounts, concessions or commissions from the Selling Securityholders and/or the purchasers of the Securities for whom they may act as agent;
•one or more block transactions, including transactions in which the broker or dealer so engaged will attempt to sell the Securities as agent but may position and resell a portion of the block as principal to facilitate the transaction, or in crosses, in which the same broker acts as an agent on both sides of the trade;
•ordinary brokerage transactions or transactions in which a broker solicits purchases;
•purchases by a broker-dealer or market maker, as principal, and resale by the broker-dealer for its account;
•the pledge of Securities for any loan or obligation, including pledges to brokers or dealers who may from time to time effect distributions of Securities and, in the case of any collateral call or default on such loan or obligation, pledges or sales of Securities by such pledgees or secured parties;
•short sales or transactions to cover short sales relating to the Securities;
•one or more exchanges or over the counter market transactions;
•through distribution by a Selling Securityholder or its successor in interest to its members, general or limited partners or shareholders (or their respective members, general or limited partners or shareholders);
•privately negotiated transactions;
•the writing of options, whether the options are listed on an options exchange or otherwise;
•distributions to creditors and equity holders of the Selling Securityholders; and
•any combination of the foregoing, or any other available means allowable under applicable law.

A Selling Securityholder may also resell all or a portion of its Securities in open market transactions in reliance upon Rule 144 under the Securities Act provided it meets the criteria and conforms to the requirements of Rule 144 and all applicable laws and regulations.
The Selling Securityholders may enter into sale, forward sale and derivative transactions with third parties, or may sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with those sale, forward sale or derivative transactions, the third parties may sell securities covered by this prospectus, including in short sale transactions and by issuing securities that are not covered by this prospectus but are exchangeable for or represent beneficial interests in the Company’s Common Stock. The third parties also may use shares received under those sale, forward sale or derivative arrangements or shares pledged by the Selling Securityholders or borrowed from the Selling Securityholders or others to settle such third-party sales or to close out any related open borrowings of the Company’s Common Stock. The third parties may deliver this prospectus in connection with any such transactions. Any third party in such sale transactions will be an underwriter and will be identified in a supplement or a post-effective amendment to the registration statement of which this prospectus is a part as may be required.
In addition, the Selling Securityholders may engage in hedging transactions with broker-dealers in connection with distributions of Securities or otherwise. In those transactions, broker-dealers may engage in short sales of securities in the course of hedging the positions they assume with selling securityholders. The Selling Securityholders may also sell securities short and redeliver securities to close out such short positions. The Selling Securityholders may also enter into option or other transactions with broker-dealers which require the delivery of securities to the broker-dealer. The broker-dealer may then resell or otherwise transfer such securities pursuant to this prospectus. The Selling Securityholders also may loan or pledge Securities, and the borrower or pledgee may sell or otherwise transfer the Securities so loaned or pledged pursuant to this prospectus. Such borrower or pledgee also may transfer those Securities to investors in our securities or the Selling Securityholders’ securities or in connection with the offering of other securities not covered by this prospectus.
To the extent necessary, the specific terms of the offering of Securities, including the specific Securities to be sold, the name of the Selling Securityholders, the respective purchase prices and public offering prices, the names of any underwriter, broker-dealer or agent, if any, and any applicable compensation in the form of discounts, concessions or commissions paid to underwriters or agents or paid or allowed to dealers will be set forth in a supplement to this prospectus or a post-effective amendment to this registration statement of which this prospectus forms a part. The Selling Securityholders may, or may authorize underwriters, dealers and agents to, solicit offers from specified institutions to purchase Securities from the Selling Securityholders. These sales may be made under “delayed delivery contracts” or other purchase contracts that provide for payment and delivery on a specified future date. If necessary, any such contracts will be described and be subject to the conditions set forth in a supplement to this prospectus or a post-effective amendment to this registration statement of which this prospectus forms a part.
Broker-dealers or agents may receive compensation in the form of commissions, discounts or concessions from the Selling Securityholders. Broker-dealers or agents may also receive compensation from the purchasers of Securities for whom they act as agents or to whom they sell as principals, or both. Compensation to a particular broker-dealer might be in excess of customary commissions and will be in amounts to be negotiated in connection with transactions involving securities. In effecting sales, broker-dealers engaged by the Selling Securityholders may arrange for other broker-dealers to participate in the resales.

In connection with sales of Securities covered hereby, the Selling Securityholders and any underwriter, broker-dealer or agent and any other participating broker-dealer that executes sales for the Selling Securityholders may be deemed to be an “underwriter” within the meaning of the Securities Act. Accordingly, any profits realized by the Selling Securityholders and any compensation earned by such underwriter, broker-dealer or agent may be deemed to be underwriting discounts and commissions. A Selling Securityholder who is an “underwriter” under the Securities Act must deliver this prospectus in the manner required by the Securities Act. This prospectus delivery requirement may be satisfied through the facilities of the NYSE in accordance with Rule 153 under the Securities Act or satisfied in accordance with Rule 174 under the Securities Act.
We and the Selling Securityholders have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act. In addition, we or the Selling Securityholders may agree to indemnify any underwriters, broker-dealers and agents against or contribute to any payments the underwriters, broker-dealers or agents may be required to make with respect to, civil liabilities, including liabilities under the Securities Act. Underwriters, broker-dealers and agents and their affiliates are permitted to be customers of, engage in transactions with, or perform services for us and our affiliates or the Selling Securityholders or their affiliates in the ordinary course of business.
The Selling Securityholders will be subject to applicable provisions of Regulation M of the Exchange Act and the rules and regulations thereunder, which provisions may limit the timing of purchases and sales of any of the Securities by the Selling Securityholders. Regulation M may also restrict the ability of any person engaged in the distribution of the Securities to engage in market-making activities with respect to the Securities. These restrictions may affect the marketability of such Securities.
In order to comply with applicable securities laws of some states or countries, the Securities may only be sold in those jurisdictions through registered or licensed brokers or dealers and in compliance with applicable laws and regulations. In addition, in certain states or countries the Securities may not be sold unless they have been registered or qualified for sale in the applicable state or country or an exemption from the registration or qualification requirements is available. In addition, any Securities of a Selling Securityholder covered by this prospectus that qualify for sale pursuant to Rule 144 under the Securities Act may be sold in open market transactions under Rule 144 rather than pursuant to this prospectus.
In connection with an offering of Securities under this prospectus, the underwriters may purchase and sell securities in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of securities than they are required to purchase in an offering. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market price of the securities while an offering is in progress.
The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the underwriters have repurchased securities sold by or for the account of that underwriter in stabilizing or short-covering transactions.
These activities by the underwriters may stabilize, maintain or otherwise affect the market price of the Securities offered under this prospectus. As a result, the price of the Securities may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. These transactions may be effected on the NYSE or another securities exchange or automated quotation system, or in the over-the-counter market or otherwise.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS
The following is a general discussion of the material U.S. federal income tax consequences to U.S. holders and non-U.S. holders (each as defined below) relating to the purchase, ownership, conversion and disposition of Notes and of the acquisition, ownership and disposition of Common Stock, as of the date of this prospectus. This discussion is based on the current provisions of the Internal Revenue Code of 1986, as amended (the “Code”), the Treasury Regulations promulgated thereunder, published rulings and administrative pronouncements of the Internal Revenue Service (the “IRS”) and applicable judicial decisions, all as in effect as of the date of this prospectus and all of which are subject to change or differing interpretations, possibly on a retroactive basis, and any such change or differing interpretation could affect the accuracy of the statements contained in this discussion. In addition, whether a Note is treated as debt (and not equity) for U.S. federal income tax purposes is an inherently factual question and no single factor is determinative. We treat the Notes as indebtedness for U.S. federal income tax purposes (and not as “contingent payment debt instruments”) and the following discussion assumes that such treatment will be respected. We have not sought and will not seek any rulings from the IRS regarding the treatment of the Notes for U.S. federal income tax purposes or any other matters discussed below. There can be no assurance the IRS will not take a contrary position to the consequences described in this discussion or that such position will not be sustained by a court.
This discussion applies only to Notes acquired from the Selling Securityholders pursuant to this prospectus and Common Stock acquired pursuant to a conversion of such Notes or from the Selling Securityholders pursuant to this prospectus, that are, in each case, beneficially held by a holder as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion is for general information purposes only and does not purport to address all aspects of U.S. federal income taxation that may be relevant to specific holders in light of their particular circumstances or to holders subject to special rules under the U.S. federal income tax laws (such as, for example, banks or other financial institutions, dealers or brokers in securities or commodities, traders in securities who elect to apply a mark-to-market method of accounting, U.S. holders whose “functional currency” is not the U.S. dollar, insurance companies, tax-exempt organizations, persons subject to any alternative minimum tax, pension plans, regulated investment companies or real estate investment trusts, “personal holding companies,” “controlled foreign corporations,” “passive foreign investment companies,” former citizens or residents of the United States, U.S. expatriates, entities or arrangements treated as partnerships or other pass-through entities for U.S. federal income tax purposes (or investors therein), persons required to accelerate the recognition of any item of income as a result of such income being recognized on an “applicable financial statement,” persons deemed to sell Notes or Common Stock under the constructive sale provisions of the Code and persons who hold Notes or Common Stock as part of a hedge, appreciated financial position, straddle, conversion or other risk reduction or integrated transaction). In addition, this discussion does not address the effect of any state, local or foreign tax laws or any U.S. federal tax considerations other than those pertaining to the income tax (e.g., estate or gift tax), nor does it address any aspects of the alternative minimum tax or the unearned income Medicare contribution tax under Section 1411 of the Code. Prospective investors should consult their own tax advisors as to the particular tax consequences to them of the purchase, ownership, conversion and disposition of Notes and of the acquisition, ownership and disposition of Common Stock, including the applicability of any U.S. federal income and other tax laws, any state, local or foreign laws or any treaty, and any changes (or proposed changes) in tax laws or interpretations thereof.
If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds Notes or Common Stock, the tax treatment of a person treated as a partner in such partnership will generally depend upon the status of the partner and upon the activities of the partnership. Persons that for U.S. federal income tax purposes are treated as a partner in a partnership holding Notes or Common Stock should consult their own tax advisors regarding the tax consequences to them of the purchase, ownership, conversion and disposition of Notes and of the acquisition, ownership and disposition of Common Stock.

THIS DISCUSSION IS NOT INTENDED TO CONSTITUTE A COMPLETE DESCRIPTION OF ALL TAX CONSEQUENCES RELATING TO THE PURCHASE, OWNERSHIP, CONVERSION AND DISPOSITION OF NOTES OR OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF COMMON STOCK. PROSPECTIVE INVESTORS SHOULD CONSULT WITH THEIR OWN TAX ADVISORS REGARDING THE PARTICULAR TAX CONSEQUENCES TO THEM OF PURCHASING, OWNING, CONVERTING AND DISPOSING OF NOTES AND OF ACQUIRING, OWNING AND DISPOSING OF COMMON STOCK, INCLUDING THE APPLICABILITY AND EFFECT OF ANY U.S. FEDERAL, STATE, LOCAL AND NON-U.S. TAX LAWS AND ANY POTENTIAL CHANGES IN APPLICABLE TAX LAWS.
U.S. Holders
As used herein, a “U.S. holder” means a beneficial owner of Notes or of Common Stock that is, for U.S. federal income tax purposes, (i) an individual who is a citizen or resident of the United States, (ii) a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia, (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source or (iv) a trust (A) the administration of which is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (B) that has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person. As used herein, a “non-U.S. holder” means a beneficial owner of a Note or of Common Stock that is neither a U.S. holder nor an entity or arrangement treated as a partnership for U.S. federal income tax purposes.
Payments of Interest
A U.S. holder generally will be required to include stated interest on a Note as ordinary income at the time such interest is received or accrued in accordance with such U.S. holder’s regular method of accounting for U.S. federal income tax purposes.
Market Discount
A U.S. holder that purchases a Note from the Selling Securityholders pursuant to this prospectus for an amount that is less than its stated principal amount may be treated as acquiring such Note with “market discount.” Subject to a de minimis exception, the “market discount” on a Note will equal the amount, if any, by which its stated principal amount exceeds the U.S. holder’s adjusted tax basis in the Note immediately after its acquisition.
If a U.S. holder acquires a Note at a market discount and does not elect to include market discount in income as it accrues, such U.S. holder will generally be required to treat any gain recognized on a sale, exchange or other taxable disposition of the Note as ordinary income to the extent of accrued market discount on such Note at the time of such sale, exchange or other taxable disposition. In addition, such U.S. holder may be required to include accrued market discount in income upon a disposition of a Note in certain otherwise non-taxable transactions as if such U.S. holder sold the Note for its fair market value. In general, market discount will be treated as accruing on a straight line basis over the remaining term of the Note or, at the U.S. holder’s election, under a constant yield method. If such an election is made, it will apply only to the Note with respect to which it is made and may not be revoked. A U.S. holder that acquires a Note at a market discount and does not elect to include market discount in income as it accrues, may be required to defer the deduction of all or a portion of the interest expense on any indebtedness incurred or maintained to purchase or carry the Note until maturity or until a taxable disposition of the Note.

A U.S. holder may elect to include market discount in income on a current basis as it accrues over the remaining term of the Note (on either a ratable or constant-yield method). Once made, this election applies to all market discount obligations acquired by such U.S. holder on or after the first taxable year to which the election applies and may not be revoked without the consent of the IRS. If a U.S. holder makes such an election, the rules described above which treat gain realized on a Note as ordinary income to the extent of accrued market discount and require deferral of certain interest deductions will not apply. The market discount rules are complex and U.S. holders should consult their own tax advisors regarding the application of these rules to their investment in the Notes and the election to include market discount in income on a current basis, including with respect to the application of the market discount rules following a conversion of Notes into shares of Common Stock.
Generally, upon conversion of a Note acquired at a market discount into shares of Common Stock, any market discount not previously included in income (including as a result of the conversion) will carry over to the shares of Common Stock received in exchange for the Note. Any such market discount that is carried over to shares of Common Stock received upon conversion will be taxable as ordinary income upon the sale or other disposition of such shares of Common Stock (including a deemed sale or disposition of a fractional share of Common Stock pursuant to a conversion). However, whether a U.S. holder that converts a Note with market discount into cash and Common Stock is required to recognize income with respect to all or a portion of its accrued market discount not previously included in income is not entirely clear. U.S. holders holding Notes acquired with market discount should consult their own tax advisors as to the particular tax consequences to them of conversion of a Note for cash and Common Stock.
Amortizable Bond Premium
If a U.S. holder acquires a Note for an amount that is greater than the sum of all amounts payable on the Note after the acquisition date other than payments of stated interest (generally, the Note’s principal amount), such U.S. holder generally will be considered to have acquired the Note with “amortizable bond premium.” For purposes of determining the amount of any amortizable bond premium on a Note, the purchase price for the Note is reduced by the amount of the portion of the purchase price attributable to the Note’s conversion feature. In general, the amortizable bond premium with respect to a Note will be equal to the excess, if any, of (i) the U.S. holder’s adjusted tax basis in the Note immediately after its acquisition reduced by an amount equal to the value of the Note’s conversion feature over (ii) the Note’s principal amount.
A U.S. holder may elect to amortize such premium over the remaining term of the Note using a constant yield method. A U.S. holder generally may use the amortizable bond premium allocable to an accrual period to offset stated interest otherwise required to be included in income with respect to the Note in that accrual period under the U.S. holder’s regular method of accounting for U.S. federal income tax purposes. Once made, an election to amortize bond premium applies to all debt obligations held as of the beginning of the taxable year to which such election applies or subsequently acquired by such U.S. holder and may not be revoked without the consent of the IRS.

Sale, Exchange or Other Taxable Disposition of Notes
Subject to the discussion below under “—U.S. Holders—Conversion of Notes,” upon a sale, exchange or other taxable disposition of a Note, a U.S. holder will generally recognize gain or loss in an amount equal to the difference between (1) the sum of any cash plus the fair market value of all other property received on such disposition (except to the extent such cash or property is attributable to accrued and unpaid interest, which will generally be taxable as ordinary income as described above under “—U.S. Holders—Payments of Interest” to the extent not previously included in income) and (2) the U.S. holder’s adjusted tax basis in such Note. A U.S. holder’s adjusted tax basis in a Note will generally equal the cost of the Note to the U.S. holder, increased by any market discount previously included in income with respect to the Note, and decreased by any bond premium previously amortized by such U.S. holder with respect to the Note. Subject to the market discount rules discussed above under “—U.S. Holders—Market Discount,” any such gain or loss generally will be capital gain or loss, and will be long-term capital gain or loss if, at the time of such disposition, the U.S. holder’s holding period for the Note exceeds one year. Long-term capital gains recognized by certain non-corporate U.S. holders (including individuals) are generally subject to taxation at preferential rates. The deductibility of capital losses is subject to limitations.
Conversion of Notes
If a U.S. holder presents a Note for conversion, a U.S. holder may receive solely cash, solely Common Stock (together with cash, if applicable, in lieu of any fractional shares of Common Stock), or a combination of cash and Common Stock in exchange for the Note, depending upon our chosen settlement method, as described under “Description of Notes—Conversion Rights—Conversion Procedures” and “Description of Notes—Conversion Rights—Settlement Upon Conversion.”
Solely Cash
If a U.S. holder receives solely cash in exchange for a Note upon conversion of such Note, the U.S. holder will recognize gain or loss as described above under “—U.S. Holders—Sale, Exchange or Other Taxable Disposition of Notes.”
Solely Common Stock
A U.S. holder generally will not recognize gain or loss upon conversion of a Note solely into shares of Common Stock, except with respect to (i) shares of Common Stock received that are attributable to accrued and unpaid interest (which will generally be taxable as ordinary interest income as described above to the extent not previously included in income) and (ii) cash received in lieu of a fractional share of Common Stock. A U.S. holder’s tax basis in the Common Stock received upon such a conversion (including any fractional share of Common Stock deemed to be received by the U.S. holder, but excluding any Common Stock attributable to accrued and unpaid interest, the tax basis of which will equal its fair market value) generally will equal the adjusted tax basis of the Note that was converted in exchange therefor. A U.S. holder’s holding period for shares of Common Stock received upon such conversion will include the period during which the U.S. holder held the Note, except that the holding period of any shares of Common Stock received with respect to accrued interest will commence on the day after such shares are received. Any cash received in lieu of a fractional share of Common Stock generally will be treated as payment in a deemed exchange for the fractional share deemed received upon conversion of the Note. A U.S. holder will generally recognize gain or loss upon the deemed sale of such fractional share of Common Stock in the amount equal to the difference between the cash received in lieu of the fractional share and the U.S. holder’s tax basis allocable to such fractional share. Subject to the market discount rules discussed above under “—U.S. Holders—Market Discount,” any such gain or loss generally will be capital gain or loss, and will be long-term capital gain or loss if, at the time of such disposition, the U.S. holder’s holding period for the Note exceeds one year.

Cash and Common Stock
The U.S. federal income tax treatment of the conversion of a Note into cash and Common Stock is uncertain, and U.S. holders should consult their tax advisors regarding the consequences of such a conversion. In general, the U.S. federal income tax treatment will depend on whether the conversion is treated as a “recapitalization.”
Recapitalization Treatment. If the conversion of a Note into cash and Common Stock is treated as a “recapitalization,” a U.S. holder will recognize gain, but not loss, in an amount equal to the lesser of (i) the excess of the sum of the cash and the fair market value of the Common Stock received (other than any amounts attributable to accrued and unpaid interest, which will be taxable to a U.S. holder as ordinary interest income as described above to the extent not previously included in income) over the U.S. holder’s adjusted tax basis in the Note and (ii) the amount of cash received (other than cash received in lieu of a fractional share of Common Stock and cash attributable to accrued and unpaid interest). Subject to the market discount rules discussed above under “—U.S. Holders—Market Discount,” any such gain generally will be capital gain, and will be long-term capital gain if, at the time of such conversion, the U.S. holder’s holding period for the Note exceeds one year. In some cases, if a U.S. holder actually or constructively owns our stock other than the Common Stock received pursuant to the conversion, the recognized gain could be treated as having the effect of a distribution of a dividend under the tests set forth in Section 302 of the Code, in which case such gain would be treated as dividend income. Because the possibility of dividend treatment depends upon each holder’s particular circumstances, including the application of constructive ownership rules, U.S. holders should consult their tax advisors regarding the application of these rules to their particular circumstances.
A U.S. holder will recognize gain or loss on the receipt of cash in lieu of a fractional share of Common Stock generally in the same manner as described above under “—U.S. Holders—Conversion of Notes—Solely Common Stock.”
A U.S. holder’s tax basis in the Common Stock received upon a conversion of a Note into cash and Common Stock (including any fractional share of Common Stock deemed to be received by the U.S. holder, but excluding any Common Stock attributable to accrued and unpaid interest, the tax basis of which would equal its fair market value) generally will equal the tax basis of the Note that was converted in exchange therefor, reduced by the amount of any cash received (other than cash received in lieu of a fractional share of Common Stock and cash attributable to accrued and unpaid interest), and increased by the amount of gain, if any, recognized (other than gain recognized with respect of any cash received in lieu of a fractional share). A U.S. holder’s holding period for shares of Common Stock received upon conversion will include the period during which the U.S. holder held the Notes, except that the holding period of any shares of Common Stock received with respect to accrued and unpaid interest would commence on the day after such shares are received.
Alternative Treatment. If conversion of a Note into cash and Common Stock is not treated as a “recapitalization,” such a conversion may instead be treated as in part a payment of cash in redemption of a portion of the Note and in part a conversion of a portion of the Note into Common Stock. In that case, the consequences to a U.S. holder with respect to the portion of the Note treated as redeemed for cash would generally be as discussed above under “—U.S. Holders—Conversion of Notes—Solely Cash” and the consequences to a U.S. holder with respect to the portion of the Note treated as converted into Common Stock would generally be as discussed above under “—U.S. Holders—Conversion of Notes—Solely Common Stock.” For purposes of making the relevant calculations, the U.S. holder’s tax basis in the Note would generally be allocated pro rata between the portion of the Note that is treated as converted into Common Stock and the portion of the Note that is treated as redeemed for cash, generally based on the relative fair market value of the Common Stock and the amount of cash received (other than common shares or cash attributable to accrued and unpaid interest).
Other characterizations, including treatment as an entirely taxable exchange of a Note for Common Stock and cash, are possible. U.S. holders should consult their own tax advisors concerning the tax treatment and particular tax consequences to them of a conversion of a Note into Common Stock and cash.

Possible Effect of a Change in Conversion Consideration
In some situations, we may provide for the conversion of the Notes into shares of an acquirer or other consideration (as described above under “Description of Notes— Conversion Rights— Effect of Recapitalizations, Reclassifications and Changes of the Common Stock”). Depending on the circumstances, such adjustments could result in a deemed taxable exchange by a U.S. holder of the “original Note” for a “modified Note,” potentially resulting in the recognition of taxable gain or loss as described above under “—U.S. Holders—Sale, Exchange or Other Taxable Disposition of Notes.” Whether or not such an adjustment results in a deemed exchange, a conversion of a Note into such consideration might be a taxable event. U.S. holders should consult their own tax advisors regarding the particular tax consequences to them of such an adjustment.
Constructive Distributions
The conversion rate of the Notes will be adjusted in certain circumstances. Adjustments (or failures to make (or adequately make) adjustments) that have the effect of increasing a U.S. holder’s proportionate interest in our assets or earnings may in some circumstances result in a deemed distribution to a U.S. holder for U.S. federal income tax purposes even though no cash or property is received. Adjustments to the conversion rate made pursuant to a bona fide reasonable adjustment formula that has the effect of preventing the dilution of the interest of the holders of the Notes, however, generally will not be considered to result in a deemed distribution to a U.S. holder. Certain of the possible conversion rate adjustments provided for in the Notes (including, without limitation, adjustments in respect of taxable dividends to holders of our Common Stock) will not qualify as being pursuant to a bona fide reasonable adjustment formula. If such adjustments are made, a U.S. holder will be deemed to have received a distribution from us even though the U.S. holder has not received any cash or property as a result of such adjustments. In addition, an adjustment to the conversion rate in connection with a fundamental change may be treated as a deemed distribution.
Any such deemed distribution will be treated as a dividend, return of capital, or capital gain generally as described below under “—U.S. Holders—Distributions on Common Stock.” Generally, a U.S. holder’s adjusted tax basis in a Note will be increased to the extent any such constructive distribution is treated as a dividend. U.S. Holders should consult their own tax advisors regarding whether any taxable constructive dividends would be eligible for reduced rates of taxation (for non-corporate holders, including individuals) or the dividends-received deduction (for corporate holders), as the requisite applicable holding period might not be considered to be satisfied. Because a constructive dividend deemed received by a U.S. holder would not give rise to any cash from which any applicable withholding could be satisfied, if backup withholding is paid on behalf of a U.S. holder (because such U.S. holder failed to establish an exemption from backup withholding), such backup withholding may be set off against payments of cash and Common Stock payable on the Notes (or, in certain circumstances, against any payments on the Common Stock).
Distributions on Common Stock
Distributions paid on Common Stock (other than certain pro rata distributions of common shares), will generally be treated as a dividend to the extent paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles) and will be includible in income by the U.S. holder in the year actually or constructively received. If a distribution exceeds our current and accumulated earnings and profits, the excess will be first treated as a tax-free return of capital to the extent of (and will be applied against and reduce, but not below zero) the U.S. holder’s tax basis in the Common Stock, and thereafter as capital gain from the sale or exchange of such Common Stock. Dividends received by a corporate U.S. holder may qualify for a dividends-received deduction, provided certain holding period and other applicable requirements are met. Dividends received by certain non-corporate U.S. holders (including individuals) may be eligible for preferential rates of taxation, provided certain holding period requirements are satisfied.

Sale, Exchange or Other Taxable Disposition of Common Stock
Upon the sale, exchange or other taxable dispositions of Common Stock, a U.S. holder generally will recognize gain or loss equal to the difference between (i) the amount of cash and the fair market value of all other property received upon such sale, exchange or other disposition and (ii) the U.S. holder’s tax basis in the Common Stock. Subject to the discussion above under “—U.S. Holders—Market Discount,” such gain or loss will be capital gain or loss and generally will be long-term capital gain or loss if a U.S. holder’s holding period in the Common Stock is more than one year at the time of the taxable disposition. Long-term capital gains recognized by certain non-corporate U.S. holders (including individuals) are generally subject to taxation at preferential rates. The deductibility of capital losses is subject to limitations.
Information Reporting and Backup Withholding
Information reporting generally will apply to payments of interest on the Notes, dividends (including constructive dividends) on the Common Stock, and to the proceeds of a sale or other taxable disposition of a Note or share of Common Stock paid to a U.S. holder unless the U.S. holder is an exempt recipient. U.S. federal backup withholding (currently, at a rate of 24%) will apply to such payments if the U.S. holder fails to provide the applicable withholding agent with a properly completed and executed IRS Form W-9 providing such U.S. holder’s correct taxpayer identification number and certifying that such U.S. holder is not subject to backup withholding or otherwise establishes an exemption.
Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a U.S. holder’s U.S. federal income tax liability, if any, provided that the required information is furnished timely to the IRS.
Non-U.S. Holders
Payments of Interest
Subject to the discussion below under “—Non-U.S. Holders—Information Reporting and Backup Withholding,” and “—Non-U.S. Holders—Foreign Account Tax Compliance Act,” payments of interest on a Note to a non-U.S. holder will generally not be subject to U.S. federal income or withholding tax under the “portfolio interest exemption,” provided that:
•such interest is not effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, is not attributable to a permanent establishment of the non-U.S. holder in the United States);
•the non-U.S. holder does not actually or constructively own 10% or more of the total combined voting power of all classes of our stock entitled to vote;
•the non-U.S. holder is not a “controlled foreign corporation” with respect to which we are a “related person” within the meaning of the Code; and
•the non-U.S. holder properly certifies to its non-U.S. status on the appropriate IRS Form W-8 and complies with other certification requirements or the non-U.S. holder holds the Notes through certain foreign intermediaries and all applicable certification and documentation requirements are satisfied.

If a non-U.S. holder cannot satisfy the requirements of the “portfolio interest exemption” described above, payments of interest made to the non-U.S. holder generally will be subject to U.S. federal withholding tax at a rate of 30%, or such lower rate as may be specified by an applicable income tax treaty, unless such interest is effectively connected with such non-U.S. holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment of the Non-U.S. Holder in the United States) and such non-U.S. holder provides the applicable withholding agent with a properly completed and executed IRS Form W-8ECI. In order to claim an exemption from or reduction of withholding under an applicable income tax treaty, a non-U.S. holder generally must furnish to the applicable withholding agent a properly completed and executed IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable. Non-U.S. holders eligible for an exemption from or reduced rate of U.S. federal withholding tax under an applicable income tax treaty may obtain a refund of any excess amounts withheld by timely filing an appropriate claim with the IRS. Non-U.S. holders should consult their own tax advisors regarding their entitlement to benefits under an applicable income tax treaty and the requirements for claiming any such benefits.
Interest paid to a non-U.S. holder that is effectively connected with such non-U.S. holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment of the non-U.S. holder in the United States) generally will not be subject to U.S. federal withholding tax, provided that the non-U.S. holder complies with applicable certification and other requirements. Instead, such interest generally will be subject to U.S. federal income tax on a net income basis and at the regular graduated U.S. federal income tax rates in the same manner as if such non-U.S. holder were a U.S. person. A non-U.S. holder that is a corporation may be subject to an additional “branch profits tax” at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty) of its “effectively connected earnings and profits” for the taxable year, subject to certain adjustments.
Sale, Exchange or Other Taxable Disposition of Notes
Subject to the discussion below under “—Non-U.S. Holders—Information Reporting and Backup Withholding,” and “—Non-U.S. Holders—Foreign Account Tax Compliance Act,” except with respect to any amount received that is attributable to accrued and unpaid interest (which will be treated as described above under “—Non-U.S. Holders—Payments of Interest”), a non-U.S. holder generally will not be subject to U.S. federal income or withholding tax on any gain realized upon a sale, exchange or other taxable disposition of a Note unless:
•such gain is effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment of the Non-U.S. Holder in the United States);
•the non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of the disposition and certain other conditions are met; or
•we are or have been a U.S. real property holding corporation (“USRPHC”) for U.S. federal income tax purposes at any time within the shorter of the five-year period ending on the date of the disposition and the non-U.S. holder’s holding period. We believe we are not currently and do not anticipate becoming a USRPHC for U.S. federal income tax purposes.
Gain described in the first bullet point above generally will be subject to U.S. federal income tax on a net income basis at the regular graduated U.S. federal income tax rates in the same manner as if such non-U.S. holder were a U.S. person. A non-U.S. holder that is a corporation also may be subject to an additional “branch profits tax” at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty) on its “effectively connected earnings and profits” for the taxable year, subject to certain adjustments.
Gain described in the second bullet point above generally will be subject to U.S. federal income tax at a 30% rate (or such lower rate as may be specified by an applicable income tax treaty), but may be offset by U.S. source capital losses, if any, of the non-U.S. holder.

Conversion of Notes
A non-U.S. holder generally will not be subject to U.S. federal income or withholding tax upon a conversion of a Note solely into Common Stock, except with respect to shares of Common Stock received that are attributable to accrued and unpaid interest (which will be treated as described above under “—Non-U.S. Holders—Payments of Interest”), and except with respect to cash received in lieu of a fractional share of Common Stock (the gain in respect of which will be treated as described above under “—Non-U.S. Holders—Sale, Exchange or Other Taxable Disposition of Notes”). Any gain recognized by a non-U.S. holder upon a conversion of a Note into cash or cash and Common Stock will be treated as described above under “—Non-U.S. Holders—Sale, Exchange or other Taxable Disposition of Notes.”
Distributions on Common Stock
Distributions with respect to our Common Stock, including any constructive distributions resulting from certain adjustments (or failures to adjust (or adequately adjust)) the conversion rate of the Notes (as discussed above under “—U.S. Holders—Constructive Distributions”), generally will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). Amounts not treated as dividends for U.S. federal income tax purposes will be treated as a tax-free return of capital to the extent of (and will be applied against and reduce, but not below zero) the non-U.S. holder’s adjusted tax basis in the shares of Common Stock. Any excess will be treated as gain realized on the sale or other taxable disposition of Common Stock and will be treated as described below under “—Non-U.S. Holders—Sale, Exchange or Other Taxable Disposition of Common Stock.”
Dividends (including constructive dividends resulting from certain adjustments or failures to adjust (or adequately adjust) the conversion rate of the Notes (as discussed above under “—U.S. Holders—Constructive Distributions”)), paid to or deemed received by a non-U.S. holder in respect of our Common Stock generally will be subject to U.S. federal withholding tax at a rate of 30%, or such lower rate as may be specified by an applicable income tax treaty, unless such dividends are effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States (and, if required by an applicable tax treaty, are attributable to a permanent establishment of the non-U.S. holder in the United States). In order to claim the benefits of an applicable income tax treaty, a non-U.S. holder generally must furnish the applicable withholding agent with a properly completed and executed IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable. Non-U.S. holders eligible for a reduced rate of U.S. federal withholding tax under an applicable income tax treaty may obtain a refund of any excess amounts withheld by timely filing an appropriate claim with the IRS. Non-U.S. holders should consult their own tax advisors regarding their entitlement to benefits under an applicable income tax treaty and the requirements for claiming any such benefits.
Dividends (including constructive dividends (as discussed above under “—U.S. Holders—Constructive Distributions”)) paid or deemed received by a non-U.S. holder that are effectively connected with such non-U.S. holder’s conduct of a trade or business within the United States (and, if required by an applicable tax treaty, are attributable to a permanent establishment of the non-U.S. holder in the United States) generally are not subject to U.S. federal withholding tax, provided that the non-U.S. holder complies with applicable certification and other requirements. Instead, such dividends generally will be subject to U.S. federal income tax on a net income basis and at the graduated U.S. federal income tax rates in the same manner as if such non-U.S. holder were a U.S. person. A non-U.S. holder that is a corporation may be subject to an additional “branch profits tax” at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty) of its “effectively connected earnings and profits” for the taxable year, subject to certain adjustments.
Because a constructive dividend deemed received by a non-U.S. holder would not give rise to any cash from which any applicable withholding tax could be satisfied, if any withholding taxes are paid on behalf of a non-U.S. holder, the amount of such withholding taxes may be set off against any subsequent payment or distribution otherwise payable on the Notes (or the issuance of shares of Common Stock upon a conversion of the Notes, or, in certain circumstances, against any payments on the Common Stock).

Sale, Exchange or Other Taxable Disposition of Common Stock
Subject to the discussion below under “—Non-U.S. Holders—Information Reporting and Backup Withholding” and “—Non-U.S. Holders—Foreign Account Tax Compliance Act,” a non-U.S. holder generally will not be subject to U.S. federal income tax or withholding tax on any gain realized upon the sale, exchange or other taxable disposition of shares of Common Stock unless:
•such gain is effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment of the Non-U.S. Holder in the United States);
•the non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of the disposition and certain other conditions are met; or
•we are or have been a USRPHC for U.S. federal income tax purposes at any time within the shorter of the five-year period ending on the date of the disposition and the non-U.S. holder’s holding period and our Common Stock is not “regularly traded on an established securities market” at any time during the calendar year in which the sale or other disposition occurs. We believe we are not currently and do not anticipate becoming a USRPHC for U.S. federal income tax purposes.
Gain described in the first bullet point above generally will be subject to U.S. federal income tax on a net income basis at regular graduated U.S. federal income tax rates in the same manner as if such non-U.S. holder were a resident of the United States. A non-U.S. holder that is a foreign corporation also may be subject to an additional branch profits tax at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty) of its “effectively connected earnings and profits” for the taxable year, subject to certain adjustments.
In the case of gain recognized by an individual described in the second bullet point above, such gain will be subject to U.S. federal income tax at a 30% rate (or such lower rate as may be specified by an applicable income tax treaty), but may be offset by U.S. source capital losses, if any, of the non-U.S. holder.
Information Reporting and Backup Withholding
Generally, we must report annually to the IRS and to each non-U.S. holder the amount of interest and dividends (including constructive dividends) paid (or deemed paid) to the non-U.S. holder and the amount of tax, if any, withheld with respect to interest and dividends. These reporting requirements apply regardless of whether withholding was reduced or eliminated by an applicable income tax treaty. This information may also be made available to the tax authorities in the country in which a non-U.S. holder resides or is established pursuant to the provisions of a specific treaty or agreement with such tax authorities.
U.S. backup withholding tax (currently, at a rate of 24%) is imposed on certain payments to persons that fail to furnish the information required under the U.S. information reporting rules. Interest and dividends paid to a non-U.S. holder generally will be exempt from backup withholding if the non-U.S. holder provides the applicable withholding agent with a properly completed and executed IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable (or other applicable IRS Form W-8), or otherwise establishes an exemption.

Under U.S. Treasury regulations, the payment of proceeds from the disposition of Notes or Common Stock by a non-U.S. holder effected at a U.S. office of a broker generally will be subject to information reporting and backup withholding, unless such non-U.S. holder provides a properly completed and executed IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable (or other applicable IRS Form W-8), certifying such non-U.S. holder’s non-U.S. status or by otherwise establishing an exemption. The payment of proceeds from the disposition of Notes or Common Stock by a non-U.S. holder effected at a non-U.S. office of a U.S. broker or a non-U.S. broker with certain specified U.S. connections generally will be subject to information reporting (but not backup withholding) unless the non-U.S. holder provides a properly completed and executed IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable (or other applicable IRS Form W-8), certifying the non-U.S. holder’s non-U.S. status or by otherwise establishing an exemption. Backup withholding will apply if the sale is subject to information reporting and the broker has actual knowledge that the non-U.S. holder is a U.S. person.
Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a non-U.S. holder’s U.S. federal income tax liability, if any, provided that the required information is furnished timely to the IRS. Prospective investors should consult their own tax advisors regarding the application of these rules to their particular circumstances.
Foreign Account Tax Compliance Act
Withholding at a rate of 30% will generally be required under the Foreign Account Tax Compliance Act (“FATCA”) in certain circumstances on any dividends on our Common Stock, payments of interest on the Notes and gross proceeds from the sale or disposition of the Notes or Common Stock made to certain foreign entities (whether such foreign entities are beneficial owners or intermediaries), unless various information reporting and due diligence requirements are satisfied or an exemption applies. However, proposed Treasury regulations eliminate FATCA withholding on payments of gross proceeds entirely. Taxpayers generally may rely on these proposed Treasury regulations until final Treasury regulations are issued. Prospective investors should consult their tax advisors regarding the possible implications and application of FATCA in light of their particular situations.

VALIDITY OF SECURITIES
The validity of the securities being offered hereby will be passed upon for us by Morrison & Foerster LLP. Any underwriters will also be advised about the validity of the securities and other legal matters by their own counsel, which will be named in the prospectus supplement.

EXPERTS
The consolidated financial statements of Unity Software Inc. appearing in Unity Software Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2022, and the effectiveness of Unity Software Inc.’s internal control over financial reporting as of December 31, 2022, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.
The financial statements of ironSource Ltd. incorporated in this prospectus by reference to the Annual Report on Form 20-F of ironSource Ltd. for the year ended December 31, 2021 have been so incorporated in reliance on the report of Kesselman & Kesselman, Certified Public Accountants (Isr.) a member firm of PricewaterhouseCoopers International Limited, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution
The following table sets forth an estimate of the fees and expenses, other than the underwriting discounts and commissions, payable by us in connection with the issuance and distribution of the securities being registered. All the amounts shown are estimates.

Registration Fee	$150,000
Legal Fees and Expenses	75,000
Trustee Fees and Expenses	55,000
Accounting Fees and Expenses	50,000
Total	$330,000
To the extent required, any applicable prospectus supplement will set forth the estimated aggregate amount of expenses payable in respect of any offering of securities under this registration statement. The Selling Securityholders will be responsible for all applicable underwriting fees, discounts and similar charges.
Item 15. Indemnification of Directors and Officers
Section 145 of the Delaware General Corporation Law (the “DGCL”) authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities, including reimbursement for expenses incurred, arising under the Securities Act. Unity’s amended and restated certificate of incorporation permits indemnification of its directors, officers, employees and other agents to the maximum extent permitted by the DGCL, and Unity’s amended and restated bylaws provide that it will indemnify its directors and officers and permit it to indemnify its employees and other agents, in each case to the maximum extent permitted by the DGCL.
Unity has entered into indemnification agreements with its directors and officers, whereby it has agreed to indemnify its directors and officers to the fullest extent permitted by law, including indemnification against expenses and liabilities incurred in legal proceedings to which the director or officer was, or is threatened to be made, a party by reason of the fact that such director or officer is or was a director, officer, employee or agent of Unity, provided that such director or officer acted in good faith and in a manner that the director or officer reasonably believed to be in, or not opposed to, the best interest of Unity.
Unity maintains insurance policies that indemnifies its directors and officers against various liabilities arising under the Securities Act and the Exchange Act that might be incurred by any director or officer in his or her capacity as such.
Item 16. Exhibits
The following Exhibits are filed as part of this Registration Statement

1.1	Form of Underwriting Agreement (to be filed by amendment or as an exhibit to a document to be incorporated by reference herein in connection with an offering of securities).

3.1
Amended and Restated Certificate of Incorporation of Unity Software Inc. (incorporated by reference to Exhibit 3.1 to Unity Software Inc.’s Current Report on Form 8-K filed September 22, 2020 (File No. 001-39497)).

3.2	Amended and Restated Bylaws of Unity Software Inc. (incorporated by reference to Exhibit 3.2 to Unity Software Inc.’s Current Report on Form 8-K filed September 8, 2023 (File No. 001-39497)).

4.1
Indenture, dated as of November 8, 2022, between Unity Software Inc. and U.S. Bank Trust Company, National Association, as Trustee (incorporated by reference to Exhibit 4.1 to Unity Software Inc.’s Current Report on Form 8-K filed on November 8, 2022 (File No. 001-39497)).

4.2	Form of 2.0% Convertible Senior Notes Due 2027 (included in Exhibit 4.1).

4.3
Amended and Restated Investor Rights Agreement by and among Unity Software Inc. and certain of its stockholders, dated May 7, 2019 (incorporated by reference to Exhibit 4.2 to Unity Software Inc.’s Registration Statement on Form S-1 filed on August 24, 2020 (File No. 333-248255)).

4.4
Indenture, dated as of November 19, 2021, by and between Unity Software Inc. and U.S. Bank National Association, as Trustee (incorporated by reference to Exhibit 4.1 to Unity Software Inc’s Current Report on Form 8-K filed on November 19, 2021 (File No. 001-39497).

4.5	Form of Global Note, representing Unity Software Inc.’s 0% Convertible Senior Notes due 2026 (included as Exhibit A to the Indenture filed as Exhibit 4.4).

5.1*	Opinion of Morrison & Foerster LLP.

10.1
Investment Agreement, dated as of July 13, 2022, by and between Unity, Silver Lake Alpine II, L.P., Silver Lake Partners VI, L.P. and Sequoia Capital Fund, L.P. (Incorporated by reference to Exhibit 10.3 to Unity Software Inc.’s Current Report on Form 8-K, filed July 15, 2022 (File No. 001-39497)).

23.1 *	Consent of Ernst & Young LLP.

23.2 *	Consent of Kesselman & Kesselman, Certified Public Accountants (Isr.) a member firm of PricewaterhouseCoopers International Limited.

23.3	Consent of Morrison & Foerster LLP (included as part of Exhibit 5.1).

24.1	Power of Attorney (included on signature page).

25.1*	Form T-1 Statement of Eligibility of U.S. Bank Trust Company, National Association, as Trustee with respect to the Indenture, dated as of October 31, 2023.

99.1
Audited Consolidated Financial Statements of ironSource as of and for the year ended December 31, 2021 (incorporated by reference to ironSource’s Annual Report on Form 20-F for the year ended December 31, 2021 filed March 30, 2022).

99.2
Unaudited Condensed Consolidated Financial Statements of ironSource as of June 30, 2022 and for the three and six months ended June 30, 2022 and 2021 (incorporated by reference to Exhibit 99.1 to ironSource’s Report of Foreign Private Issuer on Form 6-K filed August 26, 2022).

99.3
Unaudited pro forma condensed combined balance sheet of Unity as of June 30, 2022, the unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2022 and the year ended December 31, 2021 and the notes thereto (incorporated by reference to Unity’s Registration Statement on Form S-4/A filed on September 8, 2022).

107 *	Filing Fee Table.

*	Filed herewith.

Item 17. Undertakings
(a)    The undersigned Registrant hereby undertakes:
(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii)to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in Exhibit 107 to the effective registration statement;
(iii)to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) and (h) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(5) That for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv)Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement, or amendment thereto, to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco and the State of California, on the 9th day of November, 2023.

UNITY SOFTWARE INC.

By:	/s/ James M. Whitehurst
James M. Whitehurst Interim Chief Executive Officer and President
POWER OF ATTORNEY
KNOW ALL BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James M. Whitehurst, Luis Visoso, Anirma Gupta and Nora Go, and each of them severally, as true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including pre-effective and post-effective amendments) to this Registration Statement and any related Registration Statement filed pursuant to Rule 462(b) or any successor regulation, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.
* * * *
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and as of the dates indicated.

Signature	Title	Date
/s/ James M. Whitehurst	Interim Chief Executive Officer, President and Director	November 9, 2023
James M. Whitehurst	(Principal Executive Officer)
/s/ Luis Visoso	Executive Vice President and Chief Financial Officer	November 9, 2023
Luis Visoso	(Principal Financial Officer)
/s/ Mark Barrysmith	Chief Accounting Officer	November 9, 2023
Mark Barrysmith	(Principal Accounting Officer)
/s/ Roelof Botha	Chairman of the Board	November 9, 2023
Roelof Botha
/s/ Tomer Bar-Zeev	Director	November 9, 2023
Tomer Bar-Zeev
/s/ Mary Schmidt Campbell	Director	November 9, 2023
Mary Schmidt Campbell, Ph.D.
/s/ Shlomo Dovrat	Director	November 9, 2023
Shlomo Dovrat
/s/ Egon Durban	Director	November 9, 2023
Egon Durban
/s/ David Helgason	Director	November 9, 2023
David Helgason
/s/ Michelle K. Lee	Director	November 9, 2023
Michelle K. Lee
/s/ David Kostman	Director	November 9, 2023
David Kostman
/s/ Barry Schuler	Director	November 9, 2023
Barry Schuler
/s/ Robynne Sisco	Director	November 9, 2023
Robynne Sisco
/s/ Keisha Smith	Director	November 9, 2023
Keisha Smith